Exhibit 4.39

Contract No: ____________

Tianjin Construction Engineering Construction Contract

(JF-2017-068)

Formulated by Tianjin Urban and Rural Construction Commission and Tianjin Market and Quality Supervision Commission

Content

Part I Contract agreement	5
I Project overview	5
II Contract period	5
III Quality standard	6
IV Contract price and contract price form	6
V Project Manager	6
VI Composition of contract documents	6
VII Undertaking	7
VIII Definition of terms	7
IX Signing time	7
X Signing place	7
XI Supplementary Agreement	7
XII Effectiveness	7
XIII. Number of contracts	8
Part II General Contract Terms	10
1. General agreement	10
1.1 Definitions and interpretation	10
1.2 Language	13
1.3 Law	14
1.4 Standards and Specifications	14
1.5 Priorities of contract documents	14
1.6 Drawings and Contractor Documents	15
1.7 Contact	16
1.8 Anti-bribery	16
1.9 Fossils and cultural relics	16
1.10 Transportation	17
1.11 Intellectual Property	18
1.12 Confidentiality	19
1.13 Correction of the bill of quantities error	19
2. Employer	19
2.1 Licensing or Approval	19
2.2 Employer Representative	20
2.3 Employer personnel	20
2.4 Construction site, construction conditions and provision of basic materials	20
2.5 Proof of funding source and payment guarantee	21
2.6 Payment of contract price	21
2.7 Organization of completion acceptance	22
2.8 On-site unified management agreement	22
3. Contractor	22
3.1 General obligations of the contractor	22
3.2 Project Manager	23
3.3 Contractor personnel	24
3.4 Contractor on-site inspection	25

1

3.5 Subcontracting	25
3.6 Engineering care and finished product, semi-finished product protection	26
3.7 Performance Guarantee	27
3.8 Consortium	27
4. Supervisor	27
4.1 General requirements of the supervisor	27
4.2 Supervisors	28
4.3 Supervisor's instructions	28
4.4 Agreed or determined	28
5. Engineering quality	29
5.1 Quality requirements	29
5.2 Quality Assurance Measures	29
5.3 Concealed Engineering Inspection	30
5.4 Disposal of unqualified works	31
5.5 Quality Dispute Detection	31
6. Safe and civilized construction and environmental protection	32
6.1 Safe and civilized construction	32
6.2 Occupational Health	35
6.3 Environmental Protection	36
7. Duration and schedule	36
7.1 Construction organization design	36
7.2 Construction schedule	37
7.3 Commencement of work	37
7.4 Measuring the take-up line	38
7.5 Delay in construction period	38
7.6 Unfavorable material conditions	39
7.7 Unusual climatic conditions	39
7.8 Suspension of construction	40
7.9 Completion in advance	41
8. Materials and Equipment	42
8.1 The Contractor supplies materials and engineering equipment	42
8.2 Contractor procurement of materials and engineering equipment	42
8.3 Receiving and rejecting materials and engineering equipment	42
8.4 Storage and use of materials and engineering equipment	43
8.5 Prohibition of the use of unqualified materials and engineering equipment	44
8.6 Samples	44
8.7 Replacement of materials and engineering equipment	45
8.8 Construction equipment and temporary facilities	46
8.9 Material and Equipment Specific Requirements	46
9. Testing and inspection	46
9.1 Test equipment and test personnel	46
9.2 Sampling	47
9.3 Testing and inspection of materials, engineering equipment and engineering	47
9.4 Field Process Test	47
10. Change	48
10.1 Scope of the change	48

2

10.2 Right of Change	48
10.3 Change Procedure	48
10.4 Change valuation	49
10.5 Reasonable suggestions from the Contractor	49
10.6 Adjustment of the schedule caused by the change	50
10.7 Temporary valuation	50
10.8 Provisional Amount	52
10.9 Day-to-day work	52
11. Price adjustment	52
11.1 Adjustments due to market price fluctuations	52
11.2 Adjustments due to legal changes	55
12. Contract price, measurement and payment	55
12.1 Contract Price Form	55
12.2 Advance Payment	56
12.3 Quantity verification	57
12.4 Construction Progress Payment	58
12.5 Payment Account	61
13. Acceptance and construction trial run	61
13.1 Sub-item project acceptance	61
13.2 Completion Acceptance	62
13.3 Construction trial run	64
13.4 Early delivery of unit project acceptance	64
13.5 Operation during construction period	65
13.6 Demobilization	66
14. Completion settlement	66
14.1 Completion settlement Application	66
14.2 Completion settlement review	67
14.3 Agreement on leaving some of the engineering work unfinished	68
14.4 Defect liability and warranty	68
15. Defects and Warranty	68
15.1 Principle of Remedy Defects	68
15.2 Defect liability period	69
15.3 Quality deposit	70
15.4 Warranty	71
16. Breach of contract	72
16.1 Breach of contract by the Employer	72
16.2 Breach of contract by the Contractor	74
16.3 Breach of contract caused by third parties	75
17. Force majeure	76
17.1 Confirmation of Force Majeure	76
17.2 Notice of Force Majeure	76
17.3 Responsibility of force majeure	76
17.4 Termination of the contract due to force majeure	76
18. Insurance	78
18.1 Construction Insurance	78
18.2 Injury Insurance	78
18.3 Other Insurance	78

3

18.4 Continuing Insurance	79
18.5 Insurance Certificate	79
18.6 Remedies not covered by agreement	79
18.7 Notification obligations	79
19. Claim	80
19.1 Claim of The Contractor	80
19.2 Treatment of Contractor’s Claims	81
19.3 Claim by the Employer	81
19.4 Treatment of the claim of the Employer	81
19.5 Term of claim for claim	82
20. Dispute Resolution	82
20.1 Reconciliation	82
20.2 Mediation	82
20.3 Dispute Review	83
20.4 Arbitration or litigation	84
20.5 Effect of Dispute Resolution Clause	84
21. Supplementary clauses	84
Part III Special Contract Terms	85
1. General agreement	85
2. The Employer	90
3. The Contractor	91
4. Supervisor	94
5. Construction quality	95
6. Safe and civilized construction and environmental protection	96
7. Deadline and progress	96
8. Materials and Equipment	98
9. Testing and inspection	99
10. Change	99
11. Price adjustment	100
12. Contract Price, Measurement and Payment	102
13. Acceptance and trial run	105
14. Completion settlement	106
15. Defect liability period and warranty	107
16. Default	109
17. Force Majeure	110
18. Insurance	111
20. Dispute Resolution	111
21. Supplementary terms	112
Annex	113

4

Part I Contract Agreement

Employer (full name): Tianjin Dairui Technology Co., Ltd.

Contractor (full name): Zhejiang Dajing Construction Group Co., Ltd.

According to the "Contract Law of the People's Republic of China", the "Building Law of the People's Republic of China" and relevant laws and regulations, in accordance with the principles of equality, voluntariness, fairness and good faith, the two sides reached consensus on the construction of Tianjin Dairui Technology Co., Ltd.’s facilities with annual output of 14.4 million garments and related matters, and signed the following agreement.

I Project overview

1. Project name: Tianjin Dairui Technology Co., Ltd.’s facilities with an annual output of 14.4 million apparel

2. Construction place: No.43, Guda Road, Jingbin Industrial Park, Wuqing District, Tianjin

3. Project approval number: Tianjin Wuqing District approved investment record【2018】No.447.

4. Fund source: Self-fundraising

5. About the Project: The project of Tianjin Dairui Technology Co., Ltd.’s facilities with annual output of 14.4 million garments include 4 buildings, 1 equipment room, 1 dining hall, 1 dormitory building, 1 production building, 1 garbage room, 1 door guard, outdoor road floor project, indoor and outdoor water supply and drainage engineering, firefighting and other supporting facilities, etc.

Please also refer to the appendix “Contractor Contracting Project List”

6. Project contracting scope:

4 buildings, 1 equipment room, 1 dining hall, 1 dormitory building, 1 production building, 1 garbage room, 1 door guard, outdoor road floor project, indoor and outdoor water supply and drainage engineering, firefighting and other supporting facilities, etc.

II Contract duration

Planned commencement date: Nov 6, 2018

Planned completion date: Feb 5, 2020

5

Total calendar days of construction period: 456 days

If the total calendar days of the construction period are inconsistent with the number of construction days calculated according to the planned completion date, the total calendar days of the construction period shall prevail.

The commencement date is based on the actual commencement date. The actual commencement date is based on the date of commencement of the written notice of the contractor actually received by the contractor.

III Quality standards

The quality of the project complies with the quality standards stipulated in GB50300-2013 “Unified Standard for Construction Quality Acceptance of Construction Engineering”

IV Contracted contract price and contract price form

1. Contract price:

The contract price is temporarily set at RMB281,115,568, including construction fees of RMB6,503,639 and material, engineering equipment fees of RMB / , engineering fees of RMB / , temporary item of fees of RMB / and steel structure fees of RMB77,193,349.

2. Contract price form: Integrated unit price contract

V Project manager

Project manager: Jiansong Zheng

VI Contract documents

This agreement forms the contract document together with the following documents:

(1) Notice of winning the bid (if any);

(2) Tender letter and its appendix (if any);

(3) Special contract terms and their attachments;

(4) General contract terms;

(5) Technical standards and requirements;

(6) Drawings;

(7) A list of engineering quantities or budgets have been priced;

(8) Other contract documents.

6

The contract-related documents formed during the contract conclusion and performance process form part of the contract documents.

The above contract documents include the supplements and amendments made by the parties to the contract on the contract documents, and the documents belonging to the same category shall be subject to the latest signature. The terms of the special contract and its attachments shall be stamped by the parties to the contract.

VII Undertaking

1. The Employer undertakes to perform the project approval procedures, raise the project construction funds in accordance with the law, and pay the contract price in accordance with the terms and methods stipulated in the contract.

2. The contractor promises to organize the construction of the project in accordance with the law and contract, to ensure the quality and safety of the project, not to subcontract and illegal subcontracting, and to bear the corresponding engineering maintenance responsibility during the defect liability period and warranty period.

3. If the contractor and the contractor sign the contract through tendering, the parties understand and promise not to sign an agreement that is different from the substantive content of the contract for the same project.

VIII Definition of terms

The definition of the terms in this agreement is the same as that given in the general contract terms of the second part.

IX Contract signing time

The Contract was signed on October 25 2018.

X Place of contract signing

The Contract was signed in Wuqing District, Tianjin.

XI Supplementary agreement

For any matters uncovered herein, the parties may agree on and conclude in supplementary agreements, of which is an integral part of the contract.

XII Effectiveness

This contract shall become effective on the date when the legal representative or authorized representative of both parties signs or seals and affixes the special seal or official seal for contract.

7

XIII Number of contract

This contract is in the form of 8 copies, all of which have the same legal effect, 4 for the employer and 4 for the contractor.

Employer:    (Seal) /s/ Seal of Tianjin Dairui Technology Co., Ltd.

Legal representative or his agent:

(Seal) /s/ Seal of Ou Chen

Organization Code of Employer: 91120222310589113Q

Address: East side of Guda Road, Jingbin Industrial Park, Wuqing District, Tianjin

Postal code:

Legal representative: Ou Chen

Principal agent: Wei Xing

Telephone: * * *

Fax:

Email: weix@jumei.com

Bank of deposit: China Construction Bank Co., Ltd. Beijing Life Park Sub-branch

Bank account: * * *

Contractor:   (Seal) /s/ Seal of Zhejiang Dajing Construction Group Co., Ltd.

Legal representative or his agent:

(Seal) /s/ Seal of Jinrong Feng

Organization Code of Contractor: 91330000147950465D

Address: No. 8 Dongfang Avenue, Linhai City, Zhejiang Province

Postal code: 317000

Legal representative: Jinrong Feng

Principal agent:

Telephone: 0576-85382222

8

Fax: 0576-85382200

Email: djzhenhai@163.com

Bank of deposit: China Construction Bank Linhai Branch

Bank account: * * *

9

Part II General Contract Terms

1. General agreement

1.1 Definitions and interpretation

The following words in the contractual agreement, general contract terms, and special contract terms have the meaning given by this paragraph.

1.1.1 Contract

1.1.1.1 Contract refers to the binding documents stipulated by the law and the parties to the contract. The documents constituting the contract include the contract agreement, the notice of winning the bid (if any), the bidding letter and its appendix (if any), and the special contract terms. And its annexes, general contract terms, technical standards and requirements, drawings, price lists or budget books, and other contract documents.

1.1.1.2 Contract Agreement: A written document called “Contract Agreement” signed by the Employer and the Contractor that constitutes the Contract.

1.1.1.3 Notice of winning the bid refers to the written documents that constitute the contract and notify the contractor of the winning bid.

1.1.1.4 Tender letter refers to the document called “Tender Letter” for bidding that is completed and signed by the contractor that constitutes the contract.

1.1.1.5 Appendices to the Tender Letter refers to the document attached to the Tender Letter attached to the Tender Letter.

1.1.1.6 Technical standards and requirements refer to the technical standards and requirements of the country, industry or locality that should be observed or guided by the construction of the contract, as well as the technical standards and requirements stipulated in the contract.

1.1.1.7 Drawings refer to the drawings that constitute the contract, including the design documents, construction drawings, aerial drawings and models that are provided by the contractor in accordance with the contract or approved by the contractor, and the drawings and documents formed during the performance of the contract. The drawings shall be examined and approved in accordance with the law.

1.1.1.8 Listed quantity of engineering quantity refers to the list of engineering quantities, including descriptions and forms, which are composed of the contractor and filled out and marked with the price according to the specified format and requirements.

1.1.1.9 Budget Book refers to the project budget document prepared by the contractor in accordance with the format and requirements specified by the contractor.

1.1.1.10 Other contract documents refer to contractually binding documents or written agreements agreed upon by the parties to the contract. The parties to the contract may agree on the terms of the special contract.

10

1.1.2 Parties to the contract and other related parties

1.1.2.1 Parties to the contract: refers to the contractor and the contractor.

1.1.2.2 Employer means the party signing the contract agreement with the contractor and the legal heir who obtained the qualification of the party.

1.1.2.3 Contractor refers to the party that has signed the contract agreement with the contractor, and has the corresponding construction contracting qualification and the legal heir who obtained the qualification of the party.

1.1.2.4 Supervisor refers to the legal person or other organization specified in the terms of the special contract and entrusted by the contractor to conduct project supervision and management in accordance with the law.

1.1.2.5 Designer refers to the legal person or other organization specified in the terms of the special contract and entrusted by the contractor to be responsible for the engineering design and possessing the corresponding engineering design qualification.

1.1.2.6 Subcontractor refers to a legal person with corresponding qualifications who subcontracts part of the project or work in accordance with the law and contract, and signs a subcontract with the contractor.

1.1.2.7 Employer's Representative means the person appointed by the Employer and dispatched to the construction site to exercise the rights of the Employer within the authorization of the Employer.

1.1.2.8 Project manager refers to the project leader appointed by the contractor and stationed at the construction site, responsible for the performance of the contract within the scope of the contractor's authorization, and having corresponding qualifications in accordance with the law.

1.1.2.9 Supervisor: This is the general manager who is appointed by the supervisor and dispatched to the construction site for project supervision.

1.1.3 Engineering and equipment

1.1.3.1 Engineering refers to permanent works and/or temporary works corresponding to the scope of project contracting in the contract agreement.

1.1.3.2 Permanent works refer to the construction and transfer of the project to the contractor, including engineering equipment, as agreed in the contract.

1.1.3.3 Temporary works refer to all kinds of temporary works built for the completion of the contracted permanent works, excluding construction equipment.

1.1.3.4 Unit project refer to the permanent project specified in the contract agreement with independent construction conditions and capable of forming independent use functions.

1.1.3.5 Engineering equipment refers to electromechanical equipment, metal structure equipment, instruments and other similar equipment and devices that constitute permanent engineering.

11

1.1.3.6 Construction equipment refers to the equipment, utensils and other items required to complete the various tasks stipulated in the contract, but does not include engineering equipment, temporary works and materials.

1.1.3.7 Construction site refers to the site used for construction and other places specified in the special contract terms as part of the construction site, including permanent land occupation and temporary land occupation.

1.1.3.8 Temporary facilities refer to temporary production and living facilities that serve the completion of various tasks stipulated in the contract.

1.1.3.9 Permanent land occupation refer to the land specified in the special contract terms for permanent implementation of the project.

1.1.3.10 Temporary land occupation refer to the land specified in the special contract terms that needs to be temporarily occupied for the implementation of the project.

1.1.4 Date and time limit

1.1.4.1 Commencement date: including planned start date and actual start date. The planned start date refers to the date of commencement of work as stipulated in the contract agreement; the actual start date refers to the date of commencement as stated in the notice of commencement of work issued by the supervisor in accordance with the provisions of Section 7.3.2 [Notice of commencement of work].

1.1.4.2 Completion Date includes planned completion date and actual completion date. The planned completion date refers to the date of completion as stipulated in the contract agreement; the actual completion date is determined in accordance with the agreement in Section 13.2.3 [Completion Date].

1.1.4.3 Construction period refers to the period of time required for the contractor to complete the project as stipulated in the contract agreement, including the change of the time limit according to the contract.

1.1.4.4 Defect liability period refers to the period during which the contractor undertakes the defect repair obligation according to the contract, and the time limit for the issuer to reserve the quality deposit (except for the performance bond) is calculated from the actual completion date of the project.

1.1.4.5 Warranty period refers to the time limit for the contractor to assume the warranty responsibility for the project in accordance with the contract, and shall be calculated from the date of acceptance of the project completion acceptance.

1.1.4.6 Base date: The project for bidding is based on the 28-day date before the bid deadline, and the project directly contracted is based on the 28-day date before the contract signing date.

12

1.1.4.7 Days: Unless otherwise specified, refer to calendar days. The calculation of the time by day in the contract is not counted on the day of the start, and is calculated from the next day. The deadline for the last day of the deadline is 24:00 on the day.

1.1.5 Contract price and cost

1.1.5.1 Contracted Contract Price refers to the total amount determined by the Employer and the Contractor in the Contract Agreement, including safe and civilized construction fees, provisional valuation and provisional amount.

1.1.5.2 Contract price refers to the amount that the contractor uses to pay the contractor to complete all the work within the scope of the contract in accordance with the contract, including the price changes incurred in the contract performance in accordance with the contract.

1.1.5.3 Cost means all necessary expenses incurred or to be incurred in the performance of the contract, including management fees and other expenses that should be shared by the contractor and the contractor, excluding profits.

1.1.5.4 Temporary valuation refers to the amount of materials, engineering equipment, unit price, professional engineering and service work provided by the contractor in the bill of quantities or budget book to pay for the inevitable but temporarily undetermined price.

1.1.5.5 Temporary amount refers to a sum of money that the contractor tentatively sets in the bill of quantities or budget book and included in the contract price, which has not been determined at the time of signing the project contract or unforeseen purchases of materials, engineering equipment, services, engineering changes that may occur during construction, contract price adjustments at the time of contractual adjustment factors, and claims incurred, on-site visa confirmation, etc.

1.1.5.6 Daily labor refers to a way of calculating the unit price stipulated in the contract when the contractor completes the sporadic work proposed by the contractor or needs to adopt the change of the daily work price during the contract performance.

1.1.5.7 Quality Margin means the guarantee used by the Contractor to ensure that it fulfills its defect repair obligations during the defect liability period in accordance with Sub-Section 15.3 [Quality Assurance].

1.1.5.8 Total price item refers to the item that has no engineering quantity calculation rule in the current national, industry and local measurement rules, and is calculated in the price list or budget book at the total price or in the form of rate.

1.1.6 Other

1.1.6.1 Written form refers to the form in which contract documents, letters, telegrams, faxes, etc. can tangibly represent the contents contained.

1.2 Language

The contract is written, explained and explained in Chinese simplified Chinese. When the parties to the contract stipulate that more than two languages are used in the terms of the special contract, Chinese is the language of priority interpretation and explanation of the contract.

13

1.3 Law

The law referred to in the contract refers to the laws, administrative regulations, departmental rules and regulations of the People's Republic of China, as well as local regulations, autonomous regulations, separate regulations and local government regulations.

The parties to the contract may stipulate other normative documents applicable to the contract in the terms of the special contract.

1.4 Standards and Specifications

1.4.1 Applicable to the national standards, industry standards, local standards of the project location, and corresponding specifications, procedures, etc., if the parties to the contract have special requirements, they shall be agreed in the terms of the special contract.

1.4.2 If the Employer requires the use of foreign standards and specifications, the Employer shall be responsible for providing the original version and the Chinese translation, and shall stipulate in the special contract terms the name, number of copies and time of the standard specification.

1.4.3 If the technical requirements and functional requirements of the contractor for the project are higher than or stricter than the current national, industrial or local standards, they shall be specified in the terms of the special contract. Except as otherwise stipulated in the special contract terms, the contractor shall be deemed to have fully foreseen the complexity of the aforementioned technical standards and functional requirements before signing the contract, and the resulting contract price includes the resulting expenses.

1.5 Priorities of contract documents

The documents that form the contract should be explained to each other and explain each other. Unless otherwise agreed in the terms of the special contract, the priority order for the interpretation of the contract documents is as follows:

(1) Contractual agreement;

(2) Notice of winning the bid (if any);

(3) Tender letter and its appendix (if any);

(4) Special contract terms and their attachments;

(5) General contract terms;

(6) Technical standards and requirements;

14

(7) Drawings;

(8) A list of engineering quantities or budgets have been priced;

(9) Other contract documents.

The above contract documents include the supplements and amendments made by the parties to the contract for the contract documents, and the documents belonging to the same category shall be subject to the latest signature.

The contract-related documents formed during the contract conclusion and performance process form part of the contract documents and are based on their nature to determine the order of priority interpretation.

1.6 Drawings and contractor documents

1.6.1 Provision and submission of drawings

The contractor shall provide the contractor with free drawings in accordance with the time limit, quantity and content as stipulated in the terms of the special contract, and organize the contractor, supervisor and designer to carry out the drawing review and design disclosure. The Employer shall not later than the commencement date specified in Section 7.3.2 [Notice of commencement of work]

Provide drawings to the contractor 14 days before the date.

If the contractor fails to provide the drawings according to the contract, resulting in an increase in the contractor's expenses and/or delays in the construction period, the contract shall be handled in accordance with Section 7.5.1 [delayed due to the contractor's reasons).

1.6.2 Drawing errors

Upon receipt of the drawings provided by the contractor, the contractor shall notify the supervisor in a timely manner if there are any errors, omissions or defects in the drawings. Upon receipt of the notice, the supervisor shall attach relevant opinions and immediately submit it to the contractor. The contractor shall make a decision within a reasonable time after receiving the notice submitted by the supervisor. Reasonable time means that the contractor, after receiving the notification from the supervisor, makes every effort to complete the modification and supplement of the drawings.

1.6.3 Modification and addition of drawings

Where the drawings need to be revised and supplemented, the original design person and the approval department shall agree with the drawings, and the supervisor shall submit the revised drawings or supplementary drawings to the contractor before the construction of the corresponding part of the project or project. The contractor shall modify or supplement the contract. After the construction of the drawings.

15

1.6.4 Contractor Documents

The contractor shall provide the documents related to the construction that should be prepared by the contractor in accordance with the terms of the special contract, and submit it to the supervisor in accordance with the time limit, quantity and form stipulated in the terms of the special contract, and the contractor shall submit it to the contractor.

Unless otherwise stipulated in the special contract terms, the supervisor shall complete the examination within 7 days after receiving the contractor's documents. If the supervisor has objections to the contractor's documents, the contractor shall modify it and re-submit it to the supervisor. The supervision of the supervisor does not relieve or exempt the contractor from the responsibility of the contract.

1.6.5 Maintenance of drawings and contractor documents

Unless otherwise stipulated in the special contract terms, the contractor shall keep a complete set of drawings and contractor documents at the construction site for use by the contractor, supervisor and relevant personnel for engineering inspection.

1.7 Contact

1.7.1 Notices, approvals, certificates, certificates, instructions, instructions, requirements, requests, consents, opinions, determinations and decisions relating to the contract shall be in writing and shall be delivered to the recipient within the agreed time limit.

1.7.2 The Employer and the Contractor shall stipulate their respective delivery recipients and delivery locations in the terms of the special contract. In the event of any change in the recipient or delivery location designated by the contracting party of either party, the other party shall be notified in writing three days in advance.

1.7.3 The contractor and the contractor shall promptly sign the correspondence from the other party to the place of delivery and the designated recipient. If the refusal is not signed, the increased cost and/or delay of the construction period shall be borne by the refusal party.

1.8 Anti-bribery

The parties to the contract may not seek illegal gains or damage the rights of the other party by bribery or disguised bribes. If the party’s contractor’s bribe causes the other party’s loss, the loss shall be compensated and the corresponding legal liability shall be assumed.

The contractor shall not collude with the third party hired by the supervisor or the contractor to damage the interests of the contractor. Without the written consent of the Employer, the Contractor shall not provide the Supervisor with communication equipment, means of transport and any other form of interest other than the contract, and shall not pay or remunerate to the Supervisor.

1.9 Fossils, cultural relics

All artifacts, monuments and other relics, fossils, coins or items excavated at the construction site are owned by the state. Once the above-mentioned cultural relics are found, the contractor shall take reasonable and effective protection measures to prevent any person from moving or damaging the above-mentioned items, and immediately report to the relevant government administrative department and notify the supervisor. The contractor, supervisor and contractor shall take the requirements of the relevant government administrative department

16

Proper protection measures, resulting in increased costs and/or delays in the construction period, are borne by the Employer.

If the contractor fails to report or conceal the report after discovering the cultural relics, causing the loss or damage of the cultural relics, the loss shall be compensated and the corresponding legal responsibility shall be assumed.

1.10 Transportation

1.10.1 Right to enter and exit the scene

Except as otherwise stipulated in the special contract terms, the contractor shall be responsible for obtaining the approval procedures and all rights required for access to the construction site and obtaining the rights to construct roads, bridges and other infrastructure required for construction, and shall bear the relevant requirements according to the construction requirements. Processing costs and construction costs. The contractor shall assist the Employer in the formalities of constructing roads, bridges and other infrastructure inside and outside the yard.

The contractor shall inspect the construction site before entering into the contract, and reasonably foresee the manner, means and path required for entry and exit of the construction site required for the construction according to the project scale and technical parameters. The contractor shall submit a written investigation report to the Employer, as the Contractor shall not reasonably foresee the increased costs and/or delays of the construction period to be borne by the Contractor.

1.10.2 Off-site traffic

The contractor shall provide the technical parameters and specific conditions of the off-site transportation facilities. The contractor shall abide by the relevant traffic regulations, strictly follow the limited loads of roads and bridges, and implement the relevant regulations on road speed limit, limit line, and prohibition of overload, and cooperate with traffic management. Departmental supervision and inspection. If the off-site transportation facilities cannot meet the construction needs, the contractor shall be responsible for the improvement and bear the relevant expenses.

1.10.3 On-site traffic

The Employer shall provide the technical parameters and specific conditions of the on-site transportation facilities, and shall provide the contractor with free access to the on-site roads and transportation facilities required for the construction of the project in accordance with the terms of the special contract. If the above road or transportation facilities are damaged due to the contractor's reasons, the contractor is responsible for repairing and accepting all the additional costs.

17

In addition to the on-site roads and transportation facilities provided by the contractor in accordance with the contract, the contractor is responsible for the construction, maintenance, maintenance and management of other on-site temporary roads and transportation facilities required for construction. The contractor and the supervisor may use the temporary roads and transportation facilities built by the contractor for the purpose of the contract.

The boundaries of off-site traffic and on-site traffic are agreed by the parties to the contract in the terms of the special contract.

1.10.4 Transportation of oversized and overweight parts

The oversized or overweight parts transported by the contractor shall be handled by the contractor to the traffic management department, and the contractor shall provide assistance. The cost of temporary reinforcement and modification of roads and bridges required for the transportation of oversized or overweight parts and other related expenses shall be borne by the contractor, unless otherwise agreed in the terms of the special contract.

1.10.5 Damage to roads and bridges

If the public roads and bridges inside and outside the construction site are damaged due to the contractor's transportation, the contractor shall bear the full cost of repairing the damage and the compensation that may be caused.

1.10.6 Waterway and air transport

The foregoing paragraphs of this paragraph apply to water transport and air transport, where the term “road” includes rivers, routes, locks, airports, wharves, dikes and other similar structures in waterways or air transport; The meaning of the words includes ships and airplanes.

1.11 Intellectual Property

1.11.1 Unless otherwise agreed in the terms of the special contract, the contractor provides the contractor with the drawings, the technical specifications that the contractor has prepared or commissioned for the implementation of the project, and the copyrights that reflect the documents requested by the contractor or other similar nature belong to the contractor. The contractor may copy and use such documents for the purpose of the contract, but not for other matters not related to the contract. The Contractor shall not copy, use or provide the above documents to any third party for purposes other than the contract without the written consent of the Employer.

1.11.2 Unless otherwise stipulated in the terms of the special contract, the contractor shall, in addition to the authorship of the documents prepared for the implementation of the project, belong to the contractor, and the contractor may copy it for the purpose of operation, commissioning, maintenance and transformation of the implementation project. Use such files, but not for other matters not related to the contract. The Contractor shall not copy, use or provide the above documents to any third party for purposes other than the contract without the written consent of the Employer.

18

1.11.3 The parties to the contract warrant that they will not infringe the intellectual property rights of the other party and third parties in the performance of the contract. The contractor shall bear the responsibility arising from the infringement of the patent right or other intellectual property rights of others when using the materials, construction equipment, engineering equipment or construction techniques; the materials provided by the contractor, construction equipment, engineering equipment or if the construction process causes infringement, the contractor shall bear the responsibility.

1.11.4 Except as otherwise stipulated in the special contract terms, the use fees of patents, know-how and technical secrets that the contractor has determined before the contract is signed and signed at the time of signing are included in the contract price (with the agreed contract pricing method). Irrelevant, that is, the contract price obtained by the integrated unit price pricing model includes the aforementioned usage fee.).

1.12 Confidentiality

Except as required by law or otherwise stipulated in the contract, the Contractor shall not disclose the trade secrets, documents and information disclosed in the Contractor to the third party without the consent of the Employer.

Except as required by law or otherwise stipulated in the contract, without the consent of the Contractor, the Employer shall not disclose the technical secrets provided by the Contractor and the commercial secrets such as the information and materials required to be kept confidential to third parties.

If one party intentionally divulges, the defaulting party shall compensate the observant party for paying one percent of the total temporary price of the contract for the project as damages for damages.

1.13 Correction of the bill of quantities error

Except as otherwise provided in the terms of the special contract, the list of quantities provided by the Employer shall be deemed to be accurate and complete. When one of the following circumstances occurs, the Employer shall amend it and adjust the contract price accordingly:

(1) There are missing items or missing items in the bill of quantities;

(2) The deviation of the engineering quantity list exceeds the engineering quantity deviation range stipulated in the special contract terms;

(3) Not measured in accordance with the mandatory provisions of the current national measurement standards.

II. The Employer

2.1 License or approval

The Employer shall abide by the law and handle the license, approval or filing required by the law, including but not limited to the construction land planning permit, construction project planning permit, construction project construction permit, temporary water use, temporary electricity, interruption of road traffic, temporary occupation of land and other permits and approvals for the construction. The Employer shall assist the Contractor in handling the relevant construction certificates and approvals as required by law.

19

If the above license, approval or filing is not completed in time due to the reason of the Employer, the Employer shall bear the increased expenses and/or delays.

2.2 Employer representative

The Employer shall specify the name, position, contact information and scope of authorization of the Employer's representative at the construction site in the terms of the special contract. The Employer’s representative is responsible for handling the specific matters related to the Employer during the performance of the Contract within the scope of the Employer’s authorization. The behavior of the Employer’s representative within the scope of the authorization is the legal responsibility of the Employer. If the Employer replaces his/her representative, the Employer shall be notified in writing 7 days in advance.

If the representative of the Employer fails to perform his duties and obligations in accordance with the contract and causes the contract to continue to perform normally, the Contractor may request the Employer to withdraw the representative of the Employer, and the Employer has the right to decide whether to cancel the representative of the Employer after verifying the actual situation.

For projects that are not legally supervised, the Supervisor's authority may be exercised by the Employer’s representative or other person designated by the Employer.

2.3 Employer personnel

The Employer shall require the Employer personnel at the construction site to abide by the law and relevant safety, quality, environmental protection, civilized construction and other provisions, and to protect the Contractor from the losses and liabilities caused by the Employer’s failure to comply with the above requirements.

The Employer’s personnel include the Employer’s representative and other personnel stationed at the construction site sent by the Employer.

2.4 Provision of construction site, construction conditions and basic materials

2.4.1 Providing construction site

Except as otherwise stipulated in the special contract terms, the Employer shall hand over the construction site to the Contractor no later than 7 days before the commencement date.

2.4.2 Providing construction conditions

Except as otherwise provided in the terms of the special contract, the Employer shall be responsible for providing the conditions required for the construction, including:

20

(1) Connect the necessary conditions for construction water, electric power, communication lines, etc. to the construction site;

(2) Ensure that the Contractor is provided with the traffic conditions required for normal construction to enter the construction site;

(3) Coordinate the treatment of underground pipelines and adjacent buildings, structures, and ancient and famous trees around the construction site, and bear relevant expenses;

(4) Other facilities and conditions to be provided in accordance with the terms of the special contract.

2.4.3 Providing basic information

The Employer shall provide the Contractor with underground pipeline data such as water supply, drainage, power supply, gas supply, heat supply, communication, radio and television, and meteorological and hydrological observation data in the adjacent areas necessary, and geological survey data, relevant basic materials such as adjacent buildings, structures and underground works for the construction site and construction before the handover to the construction site, and shall be responsible for the authenticity, accuracy and completeness of the information provided.

The basic information that can be provided after the commencement of work is required, and the Employer should make every effort to provide it in a timely and reasonable period.

2.4.4 Overdue liability

If the construction site, construction conditions and basic materials are not provided to the Contractor in time due to the Employer’s reasons, the Employer shall bear the additional costs and/or the Contractor agrees that the construction period shall be postponed accordingly.

2.5 Proof of funding source and payment guarantee

Except as otherwise stipulated in the special contract terms, the Employer shall, within 28 days after receiving the written notice from the Contractor requesting the source of funds, provide the Contractor with the corresponding proof of funding source that can pay the contract price in accordance with the contract.

Unless otherwise stipulated in the terms of the special contract, if the Employer requests the Contractor to provide performance guarantee, the Employer shall provide the Contractor with a payment guarantee. The payment guarantee may be in the form of a bank guarantee or a guarantee company guarantee, which is specifically stipulated by the parties to the contract in the terms of the special contract.

2.6 Payment of contract price

The Employer shall pay the contract price to the Contractor in time according to the contract.

21

2.7 Organization of completion acceptance

The Employer shall organize the completion acceptance in time according to the contract.

2.8 On-site unified management agreement

The Employer shall sign a unified management agreement with the Contractor and the Contractor of the professional project directly issued by the Employer shall clarify the rights and obligations of the parties. The construction site unified management agreement is attached to the special contract terms.

III. The Contractor

3.1 General obligations of the Contractor

The Contractor shall abide by the laws and engineering construction standards and standards during the performance of the contract and fulfill the following obligations:

(1) Handling the permit and approval that the Contractor shall handle in accordance with the law, and submit the results of the application to the

(2) Completing the project in accordance with legal provisions and contractual agreements, and assume the warranty obligations during the warranty period;

(3) Taking construction safety and environmental protection measures in accordance with legal provisions and contractual agreements, handling industrial injury insurance, and ensuring the safety of engineering and personnel, materials, equipment and facilities;

(4) Compiling the construction organization design and construction measures plan according to the work content and construction schedule requirements as stipulated in the contract, and be responsible for the completeness, safety and reliability of all construction operations and construction methods;

(5) In carrying out all the work stipulated in the contract, the right of the Contractor and others to use public facilities such as public roads, water sources, municipal pipe networks, etc. shall not be infringed upon to avoid interference with neighboring public facilities. If the Contractor occupies or uses the construction site of another person and affects the operation or life of another person, he shall bear corresponding responsibility;

(6) Responsible for the protection of the construction site and its surrounding environment and ecology in accordance with the provisions of Section 6.3 Environmental protection;

(7) Take construction safety measures in accordance with the provisions of Section 6.1 Safe and civilized construction to ensure the safety of the project and its personnel, materials, equipment and facilities, and to prevent personal injury and property damage caused by construction;

22

(8) Dedicating the price paid by the Contractor according to the contract to the contract project, and paying the salary of the employee in time, and paying the Contractor the contract price in time;

(9) Compiling the completion data in accordance with legal provisions and contractual agreements, completing the completion and filing of the completion data, and handing over the Contractor according to the requirements for the number, content and time of the completed materials as stipulated in the terms of the special contract;

(10) Other obligations to be performed.

3.2 Project Manager

3.2.1 The Project Manager shall be the candidate confirmed by the parties to the contract, and specify the name, job title, registered practice certificate number, contact information and scope of authorization of the Project Manager in the terms of the special contract. The Project Manager shall represent the Contractor after authorization by the Contractor. The person is responsible for fulfilling the contract. The Project Manager shall be the employee officially employed by the Contractor. The Contractor shall submit the labor contract between the Project Manager and the Contractor to the Employer and shall submit the valid certificate of the social insurance the Contractor paid for the Project Manager. If the Contractor does not submit the above documents, the Project Manager has no right to perform the duties, and the Employer has the right to request the replacement of the Project Manager, and the increased cost and/or delay of the construction period shall be borne by the Contractor.

The Project Manager shall be resident at the construction site, and the monthly construction site shall not be less than the number of days specified in the special contract terms. Project Managers may not concurrently serve as Project Managers for other projects. When the Project Manager really needs to leave the construction site, he should notify the Supervisor in advance and obtain the written consent of the Employer. The notice of the Project Manager shall specify the qualifications for registration and management experience of the personnel who temporarily perform their duties, and the personnel shall have the ability to perform the corresponding duties.

If the Contractor violates the above-mentioned agreement, it shall be liable for breach of contract in accordance with the terms of the special contract.

3.2.2 The Project Manager organizes the project implementation according to the contract. In order to ensure construction safety and personnel safety in an emergency, the Project Manager has the right to take necessary measures to ensure the safety of the person, property and engineering related to the project, when it is unable to get in touch with the Employer’s representative and the Chief Engineer. Submit a written report to the Employer's Representative and the Chief Engineer within 48 hours.

3.2.3 If the Contractor needs to change the Project Manager, he/she shall notify the Employer and the Supervisor in writing 14 days in advance, and obtain the written consent of the Employer. The notice shall include the registration qualifications and management experience of the successor Project Manager, and the succession Project Manager shall continue to perform the duties stipulated in Section 3.2.1. The Contractor may not change the Project Manager without the written consent of the Employer. If the Contractor replaces the Project Manager without authorization, he shall be liable for breach of contract in accordance with the terms of the special contract.

23

3.2.4 The Employer has the right to notify the Contractor in writing to replace the Project Manager whom he considers to be incompetent. The notice should state the reasons for the replacement. The Contractor shall submit a written improvement report to the Employer within 14 days of receiving the notification of the replacement. If the Employer still requests replacement after receiving the improvement report, the Contractor shall replace it within 28 days after receiving the second replacement notice, and notify the Employer in writing of the newly appointed Project Manager's registration qualification and management experience. The successor Project Manager continues to perform the duties stipulated in Section 3.2.1. If the Contractor refuses to replace the Project Manager without justified reasons, it shall be liable for breach of contract in accordance with the terms of the special contract.

3.2.5 If the Project Manager authorizes his subordinates to perform one of their job duties due to special circumstances, the subordinate personnel shall have the ability to perform the corresponding duties, and shall notify the Supervisor in writing of the name and scope of the above-mentioned personnel 7 days in advance, and the written consent of the Employer is obtained.

3.3 Contractor personnel

3.3.1 Unless otherwise stipulated in the special contract terms, the Contractor shall submit to the Supervisor the report arranged by the Contractor's project management agency and the construction site personnel within 7 days after receiving the notice of commencement of work, the contents of which shall include contract management, construction, list of major construction management personnel such as technology, materials, quality, safety, finance, etc., their positions, registration qualifications, and the arrangement of technical workers in each type of work, and submit the labor relationship certificate between the main construction management personnel and the Contractor as well as a valid proof of payment of social insurance.

3.3.2 The main construction management personnel assigned by the Contractor to the construction site shall be relatively stable. If there is any change in the construction process, the Contractor shall promptly submit to the Supervisor the report on the changes of the construction site personnel. When the Contractor replaces the main construction management personnel, he shall notify the Supervisor in writing 7 days in advance and obtain the written consent of the Employer. The notice shall include information on the qualifications and management experience of the successor.

Special types of workers should hold corresponding qualification certificates, and the Supervisor can check them at any time.

3.3.3 If the Employer disagrees with the qualifications or capabilities of the Contractor's main construction management personnel, the Contractor shall provide information to prove that the challenged person has the ability to complete his or her job or that there is no such situation as the issuer has questioned. If the Employer requests to replace the main construction management personnel who cannot perform their duties and obligations in accordance with the contract, the Contractor shall replace them. If the Contractor refuses to replace without justified reasons, it shall be liable for breach of contract in accordance with the terms of the special contract.

24

3.3.4 Unless otherwise stipulated in the special contract terms, if the main construction management personnel of the Contractor leave the construction site for no more than 5 days per month, they shall report to the Supervisor for approval; if they leave the construction site for more than 5 days per month, they shall report to the Supervisor, and obtain the written consent of the Employer. The main construction management personnel shall designate an experienced person to temporarily perform their duties before leaving the construction site. The personnel shall have the qualifications and ability to perform the corresponding duties, and shall obtain the consent of the Supervisor or the Employer.

3.3.5 If the Contractor replaces the main construction management personnel without authorization, or if the aforementioned personnel leave the construction site without the consent of the Supervisor or the Employer, they shall be liable for breach of contract in accordance with the terms of the special contract.

3.4 Contractor on-site inspection

The Contractor shall be responsible for the interpretation and inference based on the basic information submitted by the Employer in accordance with Section 2.4.3 Provision of basic information, but the Contractor shall explain or infer the inaccuracy due to errors or omissions in the underlying information and shall take the responsibility.

The Contractor shall conduct a survey of the construction site and construction conditions, and fully understand the meteorological conditions, traffic conditions, customs and other materials related to the completion of the contract work. The Contractor shall bear the resulting increase in costs and/or delays due to the failure of the Contractor to fully investigate, understand the foregoing or fail to fully estimate the consequences of the foregoing.

3.5 Subcontracting

3.5.1 General contract for subcontracting

The Contractor shall not subcontract all the projects it has contracted to a third party, or dismember all the projects it has contracted and subcontract it to a third party in the name of subcontracting. The Contractor shall not subcontract the professional project that prohibits subcontracting in the main structure of the project, key work and special contract clauses to the third party. The scope of the main structure and key work shall be clearly defined by the parties to the contract in accordance with the provisions of the law.

The Contractor shall not subcontract or illegally subcontract the project in the name of subcontracting of labor services.

25

3.5.2 Determination of subcontracting

The Contractor shall subcontract according to the terms of the special contract and determine the subcontractor. For a professional project that has been priced in a bill of quantities or a provisional estimate in a budget book, the subcontractor is determined in accordance with Section 10.7 Provisional Valuation. If subcontracting is carried out in accordance with the contract, the Contractor shall ensure that the subcontractor has the corresponding qualifications and capabilities. The subcontracting of the project does not relieve or exempt the Contractor from the responsibilities and obligations, and the Contractor and the subcontractor shall be jointly and severally liable to the Contractor for the subcontracting project. Unless otherwise agreed in the contract, the Contractor shall submit a copy of the subcontract to the Contractor and the Supervisor within 7 days after the signing of the subcontract.

3.5.3 Subcontract management

The Contractor shall submit to the Supervisor the main construction management personnel table of the subcontractor and carry out real-name management of the subcontractor's construction personnel, including but not limited to entry and exit management, registration and registration, and various licenses.

3.5.4 Subcontract price

(1) Except as otherwise stipulated in the item (2) of this section or the terms of the special contract, the price of the subcontract shall be settled by the Contractor and the subcontractor. Without the consent of the Contractor, the Contractor shall not pay the subcontractor. Subcontracted project price;

(2) If the legal instrument in force requires the Employer to pay the subcontractor the price of the subcontract, the Employer shall have the right to deduct the amount from the Contractor's work payment.

3.5.5 Transfer of Subcontracting Equity

If the subcontractor's obligations under the subcontract continue until the expiration of the defect liability period, the Contractor has the right to request the Contractor to transfer the equity under the subcontract to the Contractor before the expiration of the defect liability period. The Contractor should be transferred. Unless otherwise agreed in the transfer contract, after the transfer contract takes effect, the subcontractor shall perform the obligation to the Contractor.

3.6 Engineering care and finished product, semi-finished product protection

(1) Except as otherwise stipulated in the special contract terms, the Contractor shall be responsible for the care of the engineering and engineering related materials and engineering equipment from the date of the transfer of the Employer to the Contractor until the date of issuance of the project acceptance certificate.

(2) During the period when the Contractor is in charge of it, if the damage of the engineering, materials and engineering equipment are caused by the Contractor, the Contractor shall be responsible for repairing or replacing them, and shall bear the increased expenses and/or delays.

(3) The Contractor shall be responsible for the protection of the finished product and semi-finished product completed in the contract within the contract before the project acceptance certificate is issued. If the finished product or semi-finished product is damaged due to the Contractor's reasons, the Contractor shall be responsible for repairing or replacing it, and shall bear the increased cost and/or delay of the construction period.

26

3.7 Performance guarantee

Where the Employer needs the Contractor to provide performance guarantee, the parties to the contract shall stipulate the manner, amount and duration of the performance guarantee in the terms of the special contract. The performance guarantee may be in the form of a bank guarantee or a guarantee company guarantee, which is specifically stipulated by the parties to the contract in the terms of the special contract.

If the construction period is extended due to the Contractor's reasons, the additional costs of continuing to provide the performance guarantee shall be borne by the Contractor; if the construction period is not extended due to the Contractor's reasons, the additional costs of continuing to provide the performance guarantee shall be borne by the Employer.

3.8 Consortium

3.8.1 All parties to the consortium shall jointly sign a contractual agreement with the Employer. The parties to the consortium shall be jointly and severally liable to the Employer for the performance of the contract.

3.8.2 The consortium agreement shall be attached to the contract after confirmation by the Contractor. In the process of performing the contract, the consortium agreement may not be modified without the consent of the Employer.

3.8.3 The consortium leader is responsible for contacting the Employer and the Supervisor and accepting instructions to organize the members of the consortium to fully perform the contract.

4. Supervisor

4.1 General provisions of the Supervisor

If the project is supervised, the Employer and the Contractor shall specify the supervision content and supervision authority of the Supervisor in the terms of the special contract. The Supervisor shall, on the basis of the licensee's authorization and legal provisions, on behalf of the Employer to inspect, inspect, audit, and accept the relevant matters related to the construction, and issue relevant instructions, but the Supervisor has no right to modify the contract and has no right to reduce or exempt any responsibility and obligation of the Contractor.

Except as otherwise stipulated in the special contract terms, the Supervisor's office space and living place at the construction site shall be provided by the Contractor, and the expenses incurred shall be borne by the Employer.

27

4.2 Supervisors

The right of the Employer to grant the Supervisor the supervision of the project shall be exercised by the Supervisors at the construction site, and the Supervisors shall include the Chief Engineer and the Supervisor engineer. The Supervisor shall notify the Contractor in writing of the name and scope of authorization of the authorized Supervising Engineer and Supervising Engineer. If the Supervisor Engineer is replaced, the Supervisor shall notify the Contractor in writing 7 days in advance; if the other Supervisors are replaced, the Supervisor shall notify the Contractor in writing 48 hours in advance.

4.3 Supervisor's instructions

The Supervisor shall issue a supervision instruction in accordance with the authorization of the Employer. The Supervisor's instructions shall be in writing and signed by the authorized supervisor. In an emergency, in order to ensure the safety of the construction personnel or to avoid damage to the construction, the Supervisor can issue an instruction in oral form, which has the same legal effect as the written instructions, but must be reissued within 24 hours after the export instructions are issued, and the written supervision instructions for replacement should be consistent with the verbal instructions.

The instructions issued by the Supervisor shall be sent to the Contractor's Project Manager or to the person authorized by the Project Manager. The Contractor shall bear the corresponding responsibility for failure of the Supervisor to issue instructions, delays, or misstatement as a result of the contract, resulting in an increase in the Contractor’s expenses and/or delays in the construction period. Except as otherwise provided in the terms of the special contract, the Chief Engineer shall not delegate or delegate to the other supervisors the powers specified in Section 4.4 Agreed or confirmed by the Chief Engineer.

If the Contractor has doubts about the instructions issued by the Supervisor, the Supervisor shall file a written objection with the Supervisor. The Supervisor shall confirm, change or revoke the instruction within 48 hours. If the Supervisor fails to reply within the time limit, the Contractor has the right to refuse to execute the above instructions.

If the Supervisor fails to make an opinion on any work, project or materials and engineering equipment used by the Contractor within the agreed or reasonable time limit, it shall be deemed as approval, but the Contractor shall not be exempted or mitigated from the responsibilities and obligations of equipment the work, engineering, materials, engineering and etc.

4.4 Agreed or determined

When the parties to the contract agree or determine, the Chief Engineer shall reach an agreement with the contracting parties through negotiation as far as possible, and if no agreement can be reached, the Chief Engineer shall make a fair determination according to the contract.

28

The Chief Engineer shall notify the Employer and the Contractor in writing of the determination and provide a detailed basis. If the parties to the contract have no objection to the determination of the Chief Engineer, they shall be executed in accordance with the decision of the Chief Engineer. If any party to the contract has an objection, it shall be dealt with in accordance with Article 20 Dispute Resolution. Before the dispute is resolved, the parties to the contract shall temporarily perform the determination according to the Chief Engineer of the contract; after the dispute is resolved, if the result of the dispute resolution is inconsistent with the determination of the Chief Engineer, the result of the dispute resolution shall be implemented, and the losses caused shall be borne by the responsible person.

5. Engineering quality

5.1 Quality requirements

5.1.1 The engineering quality standard must meet the requirements of the current national standards and standards for engineering construction quality acceptance. Special standards or requirements for the quality of the project are agreed upon by the parties to the contract in the terms of the special contract.

5.1.2 If the quality of the project does not meet the contractual standards due to the Employer's reasons, the Employer shall bear the increased costs and/or delays.

5.1.3 If the quality of the project does not meet the contractual standards due to the Contractor's reasons, the Employer has the right to request the Contractor to rework until the quality of the project meets the contracted standards, and the Contractor shall bear the resulting increase in costs and/or delays and the duration of the work.

5.2 Quality assurance measures

5.2.1 Quality management of the Contractor

The Employer shall complete all work related to the quality of the project in accordance with the law and the contract.

5.2.2 Quality management of the Contractor

The Contractor shall submit the project quality assurance system and measures documents to the Employer and the Supervisor according to Section 7.1 Construction organization design, establish a sound quality inspection system, and submit the corresponding project quality documents. The Contractor has the right to refuse the implementation of the wrong instructions of the Employer or the Supervisor in violation of the law and the contract.

The Contractor shall carry out quality education and technical training for the construction personnel, regularly assess the labor skills of the construction personnel, and strictly implement the construction specifications and operating procedures.

The Contractor shall, in accordance with the provisions of the law and the requirements of the Contractor, carry out quality inspection and inspection of the whole process of the materials, engineering equipment and all parts of the project and its construction process, and make detailed records, prepare the project quality report, and submit it to the Supervisor for review. In addition, the Contractor shall, in accordance with the law and the requirements of the Employer, conduct on-site sampling and testing, engineering review and equipment performance testing, provide test samples, submit test reports and measurement results, and other work.

29

5.2.3 Quality inspection and inspection of the Supervisor

The Supervisor shall inspect and inspect all parts of the project and its construction techniques, materials and engineering equipment in accordance with the law and the licensee's authorization. The Contractor shall provide convenience for the inspection and inspection of the Supervisor, including the Supervisor to the construction site, or the manufacturing, processing location, or other places agreed upon in the contract to inspect and inspect the original construction records. The inspection and inspection carried out by the Supervisor for this purpose shall not relieve or reduce the liability of the Contractor in accordance with the contract.

The inspection and inspection of the Supervisor shall not affect the normal construction. If the inspection and inspection of the Supervisor affects the normal operation of the construction, and the inspection fails, the cost of the normal construction shall be borne by the Contractor, and the construction period shall not be postponed; if the inspection and inspection pass, the increased cost and/or the delay of the construction period is borne by the Employer.

5.3 Covert engineering inspection

5.3.1 Contractor self-test

The Contractor shall conduct a self-inspection on the hidden parts of the project and confirm whether it has coverage conditions through self-inspection.

5.3.2 Inspection procedures

Unless otherwise stipulated in the special contract terms, if the concealed part of the project is self-inspected and confirmed to have coverage conditions, the Contractor shall notify the Supervisor in writing 48 hours before the joint inspection. The notice shall state the content, time and content of the covert inspection. The location should be accompanied by a self-test record and necessary inspection information.

The Supervisor shall be present on time and inspect the concealed works and their construction techniques, materials and engineering equipment. After the Supervisor has checked that the quality meets the hidden requirements and signs the acceptance record, the Contractor can cover it. If the quality of the Supervisor fails to pass the inspection, the Contractor shall complete the repair within the time indicated by the Supervisor and be re-examined by the Supervisor. The increased costs and/or delays shall be borne by the Contractor.

Except as otherwise stipulated in the special contract clause, if the Supervisor cannot conduct the inspection on time, the written extension request shall be submitted to the Contractor 24 hours before the inspection, but the extension shall not exceed 48 hours. As a result of the delay of the construction period, the construction period shall be postponed. If the Supervisor fails to inspect the inspection on time and fails to request the extension, it shall be deemed to be qualified for the concealed project. The Contractor may complete the coverage work and submit the corresponding records to the Supervisor. The Supervisor shall sign and confirm. If the Supervisor has doubts about the inspection record afterwards, it may re-examine it in accordance with the provisions of Section 5.3.3 Rechecking.

30

5.3.3 Rechecking

After the Contractor covers the hidden part of the project, if the Contractor or supervisor has doubts about the quality, the Contractor may be required to drill or uncover the covered part, and the Contractor shall follow the implementation and re-cover after the inspection. Restore. If it is verified that the quality of the project meets the requirements of the contract, the Contractor shall bear the increased costs and/or delays of the construction period and pay the Contractor a reasonable profit; if the quality of the project is not in conformity with the contract requirements, the increase of the cost and/or delay of the construction period shall be borne by the Contractor.

5.3.4 Contractor private coverage

If the Contractor fails to notify the Supervisor to attend the inspection and privately cover the hidden part of the project, the Supervisor has the right to instruct the Contractor to drill or uncover the inspection, regardless of whether the quality of the hidden part of the project is qualified, thereby increasing the cost and/or delay. The construction period is borne by the Contractor.

5.4 Disposal of unqualified projects

5.4.1 If the project is unqualified due to the Contractor's reasons, the Employer has the right to request the Contractor to take remedial measures at any time until the quality standard required by the contract is met, and the increased cost and/or delay of the construction period shall be borne by the Contractor. If it cannot be remedied, it shall be implemented in accordance with the provisions of Section 13.2.4 Rejecting all or part of the project.

5.4.2 If the project is unqualified due to the Employer's reasons, the increased cost and/or delay of the construction period shall be borne by the Employer.

5.5 Quality dispute detection

Where the parties to the contract dispute the quality of the project, the project quality inspection agency determined by the two parties shall determine the costs and the resulting losses, and the responsible party shall bear the responsibility. If the parties to the contract have responsibilities, the parties shall bear the responsibilities according to their respective responsibilities. If the parties to the contract are unable to reach an agreement, they shall be executed in accordance with Section 4.4 Agreed or determined.

31

6. Safe and civilized construction and environmental protection

6.1 Safe and civilized construction

6.1.1 Safety production requirements

During the performance of the contract, the parties to the contract shall abide by the requirements for safety production in the country and the location of the project. If the parties to the contract have special requirements, the objectives and corresponding items of the safety production standardization of the construction project shall be specified in the terms of the special contract. The Contractor has the right to refuse any instructions from the Employer or the Supervisor to force the Contractor to operate illegally and risk construction.

During the construction process, if there is sudden geological changes, unforeseen underground construction obstacles and other emergencies affecting construction safety, the Contractor shall promptly report to the Supervisor and the Employer, and the Employer shall promptly order the suspension and report to the relevant the government that the relevant management department takes emergency measures.

If it is necessary to suspend construction due to safe production, it shall be implemented in accordance with the provisions of Section 7.8 Suspension of construction.

6.1.2 Safety production assurance measures

The Contractor shall prepare safety technical measures or special construction plans in accordance with relevant regulations, establish a safety production responsibility system, a public security system and a safety production education and training system, perform safety duties in accordance with the safety production laws and contractual provisions, truthfully prepare relevant records of the project safety production, and shall be examined and supervised by the Employer, the Supervisor and the government safety supervision department.

6.1.3 Special safety production matters

The Contractor shall carry out the construction in accordance with the law, do a good job in safety technology before the start of construction, and do all the safety protection measures during the construction process. Personnel of special types of work employed by the Contractor for the implementation of the contract shall be specially trained and have obtained the certificate of employment issued by the relevant government regulatory agency.

When the Contractor constructs near power equipment, transmission lines, underground pipelines, sealed earthquake-proof workshops, inflammable and explosive areas, and traffic-oriented roads, the Contractor shall propose safety protection measures to the Employer and the Supervisor before the start of construction and implement the measures after the approval of the Employer.

When carrying out blasting operations, in the construction of radiation and toxic environments (including storage, transportation, use) and the use of toxic and corrosive materials, the Contractor shall notify the Employer and the Supervisor in writing 7 days before the construction and report the corresponding safety protection measures to them, and implement them after approval by the Employer.

The Contractor shall prepare and organize the demonstration in a timely manner if it is necessary to separately prepare a special project construction plan with a higher risk and a part of the project that requires more expert scale than a certain scale.

32

6.1.4 Security and security

Unless otherwise stipulated in the special contract terms, the Employer shall consulate with the local public security department, establish a public security management organization or a joint defense organization on the site, uniformly manage the security and security matters of the construction site, and perform the public security duties of the contract project.

In addition to assisting the on-site public security management agency or the joint defense organization to maintain the social security of the construction site, the Employer and the Contractor shall also perform security and security work in their respective jurisdictions, including the living quarters.

Unless otherwise stipulated in the special contract terms, the Employer and the Contractor shall jointly prepare the construction site public security management plan within 7 days after the commencement of the project, and formulate an emergency plan for responding to the sudden public security incident. In the course of construction, horrific incidents such as riots and explosions, as well as mass casualties such as mass robbery and fighting, the Employer and the Contractor shall immediately report to the local government. The Employer and the Contractor shall actively assist the local authorities to take measures to calm the situation, prevent the situation from expanding, and try to avoid casualties and property losses.

6.1.5 Civilized construction

During the construction of the project, the Contractor shall take measures to keep the construction site level and the materials piled up neatly. Where the relevant administrative department of the government where the project is located has special requirements, it shall be implemented in accordance with its requirements. Where the parties to the contract have other requirements for civilized construction, they may be specified in the terms of the special contract.

Before the project is handed over, the Contractor shall remove all the Contractor's engineering equipment, surplus materials, garbage and various temporary works from the construction site, and keep the construction site clean and tidy. With the written consent of the Employer, the Contractor may retain the materials, construction equipment and temporary works required by the Employer to perform the obligations during the warranty period at the place designated by the Employer.

6.1.6 Safe and civilized construction fee

The safe and civilized construction fee shall be borne by the Employer, and the Employer shall not deduct the part of the fee in any form. Due to changes in the laws applicable to the contract or the relevant government regulations after the base date, the increased safety and civilized construction costs shall be borne by the Employer.

The Contractor shall bear the costs incurred by the Employer in agreeing to take security measures other than those agreed in the contract. Without the consent of the Employer, if the measure avoids the loss of the Employer, the Employer shall bear the cost of the measure within the amount to avoid the loss. If the measure avoids the loss of the Contractor, the Contractor shall bear the cost of the measure.

33

Except as otherwise stipulated in the special contract terms, the Employer shall prepay 50% of the total safe and civilized construction fee within 28 days after the start of construction, and the rest shall be paid in the same period as the progress payment. If the Employer pays the safe and civilized construction fee overdue for more than 7 days, the Contractor has the right to issue a notice of reminder to the Employer for the advance payment. If the Employer has not paid within 7 days after receiving the notice, the Contractor has the right to suspend the construction and execute it in accordance with the Section 16.1.1 Case of default by the Employer.

The Contractor shall pay special funds for safe and civilized construction fees. The Contractor shall separately list the items in the financial accounts for future use. Otherwise, the Employer shall have the right to order them to make corrections within a time limit. If the overdue period has not been corrected, the Contractor may be ordered to suspend the construction. The resulting increase in costs and/or delays is borne by the Contractor.

6.1.7 Emergency handling

In the event of a project that jeopardizes the safety of the project during the implementation of the project or during the period of the defect liability, the Supervisor informs the Contractor to perform the rescue. If the Contractor declares that it is incapable or unwilling to execute it immediately, the Contractor has the right to hire other personnel for the rescue. Such rescue shall be borne by the Contractor as stipulated in the contract, and the increased expenses and/or delays shall be borne by the Contractor.

6.1.8 Accident handling

If an accident occurs during the construction of the project, the Contractor shall immediately notify the Supervisor and the Supervisor shall immediately notify the Contractor. The Employer and the Contractor shall immediately organize personnel and equipment for emergency rescue and repair, reduce casualties and property losses, prevent accidents from expanding, and protect the scene of the accident. When moving on-site items is required, markings and written records should be made to keep the relevant evidence in a safe place. The Employer and the Contractor shall report the accidents and the emergency measures being taken to the relevant departments in a timely and truthful manner in accordance with relevant state regulations.

6.1.9 Safety Production Responsibility

6.1.9.1 Security responsibility of the Employer

The Employer shall be responsible for compensating for the losses caused by the following circumstances:

(1) Third party property damage caused by the occupation of land by any part of the works or works;

(2) Third-person personal injury and property damage caused by the Employer at the construction site and its adjacent areas;

34

(3) Personal injury or death and property damage caused to the Contractor and the Supervisor due to the Employer’s reasons;

(4) Personal injury and property damage of the Employer’s own personnel due to the Employer’s reasons.

6.1.9.2 Contractor’s safety responsibility

The Contractor shall be liable for compensation for the casualties and property losses of the Employer, the Supervisor and the third party caused by the Contractor in the construction site and its adjacent areas.

6.2 Occupational health

6.2.1 Labor protection

The Contractor shall arrange the labor and rest time of the on-site construction personnel in accordance with the law, guarantee the rest time of the laborers, and pay reasonable remuneration and expenses. The Contractor shall, in accordance with the law, handle the necessary documents, permits, insurance and registration for the personnel employed in the performance of the contract. The Contractor shall urge the subcontractor to handle the necessary documents, permits, insurance and registration for the personnel employed by the subcontractor.

The Contractor shall ensure the safety of the construction workers on site and provide labor protection in accordance with the law, and shall take effective measures to prevent dust, reduce noise, and control harmful gases and other labor protection measures to ensure high temperature, high cold and high altitude work safety in accordance with the relevant national labor protection regulations. If the Contractor’s hiring personnel is injured during construction, the Contractor shall immediately take effective measures for rescue and treatment.

The Contractor shall arrange working hours as required by law to ensure that its employees have the right to rest and vacation. If the special needs of the construction work take up a holiday or extend the working time, it shall not exceed the limits stipulated by the law, and shall be compensated according to the law.

6.2.2 Living conditions

The Contractor shall provide the necessary accommodation and living environment for the personnel employed in the performance of the contract; the Contractor shall take effective measures to prevent infectious diseases, ensure the health of the construction personnel, and regularly carry out the professional inspection and treatment of epidemic prevention and sanitation in the construction site, the construction personnel living base and the project. If the construction sites are far from the town, medical staff and medical facilities necessary for prevention and treatment of injuries and emergency services should also be provided.

35

6.3 Environmental protection

The Contractor shall specify the specific measures for environmental protection in the design of the construction organization. During the performance of the contract, the Contractor shall take reasonable measures to protect the construction site environment, take concrete and feasible precautions against atmospheric, water, noise and solid waste pollution that may occur during construction operations.

The Contractor shall bear the liability for compensation for environmental pollution infringement caused by its cause, and if the construction is suspended due to the dispute caused by the above environmental pollution, and the increased cost and/or delay of the construction period shall be borne by the Contractor.

7. Duration and schedule

7.1 Construction organization design

7.1.1 Content of construction organization design

The construction organization design should include the following:

(1) Construction plan;

(2) Floor plan of the construction site;

(3) Construction schedule and guarantee measures;

(4) Labor and material supply plans;

(5) Selection of construction machinery and equipment;

(6) Quality assurance systems and measures;

(7) Safe production and civilized construction measures;

(8) Environmental protection and cost control measures;

(9) Other content agreed by the parties to the contract.

7.1.2 Submission and modification of construction organization design

Except as otherwise stipulated in the special contract terms, the Contractor shall submit the detailed construction organization design to the Supervisor within 14 days after the signing of the contract, but not later than 7 days before the commencement date specified in Section 7.3.2 [Notice of commencement of work], and the Supervisor shall then submit the construction organization design to the Employer. Unless otherwise stipulated in the special contract terms, the Employer and the Supervisor shall confirm or propose amendments within 7 days after the Supervisor receives the construction organization design. The Contractor shall modify and improve the reasonable opinions and requirements put forward by the Contractor and the Supervisor and shall bear the fees thus incurred. If the construction organization design needs to be modified according to the actual conditions of the project, the Contractor shall submit the revised construction organization design to the Employer and the Supervisor.

36

The preparation and modification of the construction schedule shall be carried out in accordance with Section 7.2 Construction schedule.

7.2 Construction schedule

7.2.1 Preparation of construction schedule

The Contractor shall submit a detailed construction schedule according to the provisions of Section 7.1 Construction organization design. The preparation of the construction schedule shall comply with the national laws and general engineering practice practices, and the construction schedule shall be implemented after approval by the Employer. The construction schedule is the basis for controlling the progress of the project. The Employer and the Supervisor have the right to check the progress of the project according to the construction schedule.

7.2.2 Revision of the construction schedule

If the construction schedule does not meet the contract requirements or is inconsistent with the actual progress of the project, the Contractor shall submit the revised construction schedule to the Supervisor, with relevant measures and relevant materials that shall be submitted by the Supervisor to the Employer. Unless otherwise agreed in the terms of the special contract, the Employer and the Supervisor shall complete the review and approval or propose amendments within 7 days after receiving the revised construction schedule. The confirmation of the construction schedule submitted by the Contractor and the Supervisor shall not alleviate or waive any responsibility or obligation of the Contractor in accordance with the law and the contract.

7.3 Commencement of work

7.3.1 Preparation for commencement of work

Unless otherwise stipulated in the special contract terms, the contractor shall submit the project start-up report form to the Supervisor in accordance with the time limit stipulated in Section 7.1 [Construction Organization Design], and shall be executed after the Supervisor has submitted the approval of the Employer. The commencement of the application form shall specify the implementation of the construction roads, temporary facilities, materials, engineering equipment, construction equipment, construction personnel, etc. required for the normal construction according to the construction schedule and the schedule of the project.

Except as otherwise stipulated in the special contract terms, the parties to the contract shall complete the preparatory work as required.

7.3.2 Notice of commencement of work

The Employer shall obtain the permission required for the construction of the project in accordance with the law. After the consent of the Employer, the notice of commencement of work issued by the Supervisor shall comply with the law. The Supervisor shall issue a notice of commencement to the Contractor 7 days before the planned start date, and the construction period shall start from the date of commencement as specified in the notice of commencement of work.

37

Except as otherwise stipulated in the special contract terms, if the Supervisor fails to issue the notice of commencement of work within 90 days from the date of the commencement of the project for any reason caused for the Employer, the Contractor has the right to request the price adjustment or terminate the contract. The Employer shall bear the resulting increase in costs and/or delays in the duration of the work.

7.4 Measuring and Setting-out

7.4.1 Unless otherwise agreed in the terms of the special contract, the Employer shall not later than 7 days before the commencement date specified in Section 7.3.2 [Notice of commencement of work] provides the Contractor through the Supervisor with the measurement reference points, baselines and benchmarks and their written information. The Employer shall be responsible for the authenticity, accuracy and completeness of the measurement reference points, baselines and benchmarks and their written information provided.

If the Contractor finds that there are errors or omissions in the measurement reference points, baselines and benchmarks provided by the Employer and its written materials, the Supervisor shall be notified in a timely manner. The Supervisor shall promptly report to the contractor and verify it with the Employer and the Contractor. The Employer shall make a decision on how to proceed and whether to continue the construction, and notify the Supervisor and the Contractor.

7.4.2 The Contractor is responsible for all construction surveying and setting-out work during the construction process, and shall be equipped with qualified personnel, qualified instruments, equipment and other items. The Contractor shall correct any errors in the location, elevation, size or alignment of the Works and shall be responsible for the positioning of the various parts of the Works.

The contractor is responsible for the protection of the measuring marks such as the benchmarks in the construction site during the construction process.

7.5 Delay in construction period

7.5.1 Delay in construction due to the Employer

In the course of the performance of the contract, if the construction period is delayed and/or the cost increases due to the following circumstances, the Employer shall bear the delay and/or the increased cost:

(1) The Employer fails to provide the drawings as specified in the contract or the drawings provided do not conform to the contract;

(2) The Employer fails to provide the construction site, construction conditions, basic materials, permits, approvals, etc. as specified in the contract;

(3) There are errors or omissions in the measurement reference points, baselines and benchmarks and their written information provided by the Employer;

(4) The Employer fails to approve the issuance of the notice of commencement of work within 7 days from the date of commencement of the plan;

38

(5) The Employer fails to pay the project advance payment, progress payment or completion settlement according to the contracted date;

(6) The Supervisor has not issued the instructions, approval and other documents as agreed in the contract;

(7) Other circumstances as agreed in the terms of the special contract.

If the Employer fails to start work according to the planned start date, the contractor shall postpone the completion date according to the actual commencement date to ensure that the actual construction period is not less than the total calendar days of the contracted construction period. If the construction period is delayed due to the delay of the Employer, the construction schedule shall be revised per Section 7.2.2 [Revision of construction schedule].

7.5.2 Delay in construction due to the Contractor

If the construction period is delayed due to the Contractor, the calculation method of overdue liquidated damages and the upper limit of overdue liquidated damages may be stipulated in the special contract terms. After the Contractor pays the overdue liquidated damages, the Contractor shall not be excused from the obligation to continue to complete the project and repair the defects.

7.6 Unfavorable material conditions

Unfavorable material conditions refer to unforeseen natural material conditions, unnatural physical obstacles and pollutants encountered by experienced contractors at the construction site, including subsurface conditions and hydrological conditions, and other conditions as stipulated in the special contract terms, but Does not include climatic conditions.

When the Contractor encounters unfavorable material conditions, it shall take reasonable measures to overcome the unfavorable material conditions to continue construction and notify the Employer and the Supervisor in a timely manner. The notice shall state the content of the unfavorable material conditions and the reasons the Contractor considers them as unforeseeable. After the Supervisor has given the consent of the Employer, if the Supervisor shall promptly issue instructions indicating that the change is constituted, provisions of Article 10 [Change] should be executed. The Contractor’s increased costs and/or delays due to reasonable measures should be borne by the Employer.

7.7 Unusually harsh climatic conditions

Unusually harsh climatic conditions refer to the severe weather conditions encountered by experienced contractors during the construction process that are unforeseeable at the time of signing the contract and have a material impact on the performance of the contract, but have not yet constituted a force majeure event. The parties to the contract may stipulate the specific circumstances of the unusually harsh climatic conditions in the terms of the special contract.

39

The Contractor shall continue to construct with reasonable measures to overcome the unusually harsh climatic conditions and notify the Employer and the Supervisor in a timely manner. The Supervisor shall promptly issue instructions after the consent of the Employer, and if the instructions constitute a change, it shall be handled in accordance with Article 10 [Change]. The contractor’s increased costs and/or delays due to reasonable measures are borne by the Employer.

7.8 Suspension of construction

7.8.1 Suspension of construction caused by the Employer

If the construction is suspended due to the reason of the Employer, the Supervisor shall issue a suspension of construction instructions in time after the consent of the Employer. If the situation is urgent and the Supervisor fails to issue the construction instructions in a timely manner, it shall be carried out in accordance with Section 7.8.4 [Suspension of construction in an emergency].

The suspension of construction caused by the Employer, the Employer shall bear the resulting increase in costs and/or delays in the construction period.

7.8.2 Suspension of construction caused by the Contractor

If the Contractor suspends the construction due to the Contractor, the Contractor shall bear the increased costs and/or delays, and the Contractor don’t continue the construction within 84 days of receiving the Supervisor’s instructions for return to work, it shall be regarded as the case in item (7) of Section 16.2.1 [Contractor's breach of contract] where the Contractor can’t continue to perform the contract.

7.8.3 Instruct to suspend construction

When the Supervisor considers it necessary, and after approval by the Employer, the Supervisor may make an instruction to suspend the construction to the Contractor, and the Contractor shall suspend the construction as directed by the Supervisor.

7.8.4 Suspension of construction in an emergency

If the construction needs to be suspended due to an emergency, and the Supervisor fails to issue the suspension instructions in a timely manner, the Contractor may suspend the construction and notify the Supervisor in a timely manner. Supervisor should give instructions within 24 hours, and if no instructions are given within the time limit, which is deemed to agree to the Contractor's suspension of construction. If the supervisor disagrees with the Contractor's suspension of construction, the reasons shall be explained. If the Contractor has objections to the supervisor's reply and it shall be dealt with in accordance with Article 20 [Dispute Resolution].

7.8.5 Resume after suspension of construction

After the suspension of construction, the Employer and the Contractor shall take effective measures to actively eliminate the impact of the suspension of construction. Before the construction resumes, the supervisor will work with the Employer and the Contractor to determine the losses caused by the suspension of construction and determine the conditions for the resumption of work. When conditions are suitable for resuming work, the Supervisor shall, after approval by the Employer, issue a notice of resumption of work to the Contractor, and the contractor shall return to work in accordance with the notice.

40

If the Contractor delays and refuses to return to work without any reason, the contractor shall bear the costs and (or) the delay of the construction period, and shall be liable for breach of contract; if the Contractor fails to return to work on time due to the reason of the Employer, it shall be handled in accordance with the provisions of Section 7.5.1 [Delay in construction due to the reason of the Employer].

7.8.6 Suspension of construction lasting for more than 56 days

If the Supervisor did not issue a notice of resumption of work to the Contractor within 56 days after the instructions of suspension of the construction, except the case specified in Section 7.8.2 [Suspension of construction caused by the Contractor] and Article 17 [Force majeure], the Contractor may submit a written notice to the Employer requiring the Employer to permit some or all of the suspended construction to continue construction within 28 days after receiving the written notice. If the Employer fails to approve the application within the time limit, the Contractor may notify the Employer to treat the affected part of the Project as a cancelable work in accordance with item (2) of Section 10.1 [Scope of change].

Suspension of construction that lasting more than 84 days without resumption of work, and does not fall under Section 7.8.2 [Suspension of construction caused by the Contractor], which affects the whole project and implementation of the contract, the contractor has the right to request a price adjustment or to terminate the contract. If the contract is terminated, it shall be implemented in accordance with Section 16.1.3 [Resume the contract due to the contractor’s default].

7.8.7 Care of the project during suspension of construction

During the suspension of construction, the Contractor shall be responsible for the proper care of the project and provide security, and the increased costs shall be borne by the responsible party.

7.8.8 Measures for suspension of construction

During the suspension of construction, both the Employer and the Contractor shall take necessary measures to ensure the quality and safety of the project and prevent the loss expansion due to suspension of construction.

7.9 Completion in advance

7.9.1 If the Employer requests the Contractor to complete the work in advance, the Employer shall issue an advance completion instruction to the Contractor through the Supervisor, and the Contractor shall submit an advance completion proposal to the Employer and the Supervisor. The advance completion proposal shall include the implementation plan, shortened time, increased contract price and other content. If the Employer accepts the advance completion proposal, the Supervisor shall consult with the Employer and the Contractor to take measures to speed up the progress of the project and revise the construction schedule, and the additional costs shall be borne by the Employer. If the Contractor believes that the advance completion instructions cannot be implemented, the Contractor shall submit a written objection to the Supervisor and the Employer, and Supervisor and the Employer shall reply within 7 days after receiving the objection. Under no circumstances should the Contractor compress a reasonable period of construction.

41

7.9.2 If the Employer requests the contractor to complete the work ahead of time, or the Contractor proposes that the advance completion of the work can bring benefits to the Employer, the contracting party may stipulate the reward for advance completion in the special contract terms.

8. Materials and equipment

8.1 The Contractor supplies materials and engineering equipment

If the contractor supplies materials or engineering equipment by itself, it shall specify the type, specification, model, quantity, unit price, quality grade and delivery of materials and engineering equipment in the annex to the terms of the special contract terms in the “Contractor Supply Equipment List”.

The Contractor shall notify the Employer in written form of the supply of materials and delivery of engineering equipment through the supervisor 30 days in advance. When the Contractor revise the construction schedule according to the provisions of Section 7.2.2 [Revision of the Construction Progress Plan], it shall submit the revised entry plan of the contractor's supply materials and engineering equipment.

8.2 Contractor procurement of materials and engineering equipment

If the contractor is responsible for purchasing materials and engineering equipment, it shall purchase according to the design and relevant standards, and provide product qualification certificate and factory certificate, and be responsible for the quality of materials and engineering equipment. If the contract stipulates the materials and engineering equipment purchased by the Contractor, the Employer shall not designate the manufacturer or supplier. If the Employer appoints the manufacturer or supplier in violation of this paragraph, the Contractor has the right to refuse and the Employer shall bear the corresponding responsibility.

8.3 Receiving and rejecting materials and engineering equipment

8.3.1 The Employer shall provide materials and engineering equipment according to the contents as stipulated in the “Employer Supply Equipment List”, and provide the Contractor with product qualification certificate and factory certificate, and be responsible for its quality. The Employer shall notify the Contractor and the Supervisor's the arrival time of the materials and engineering equipment in written form 24 hours in advance, and the Contractor shall be responsible for the inventory, inspection and receipt of materials and engineering equipment.

If the specifications, quantity or quality of the materials and engineering equipment provided by the Employer do not comply with the contract, or if the delivery date is delayed or the delivery location is changed due to the Employer 's reasons, etc., it shall be dealt with in accordance with the provisions of Section 16.1 [Employer 's default] .

42

8.3.2 The materials and engineering equipment are purchased by the Contractor, it shall ensure that the quality of the products. The Contractor shall notify the Supervisor of the inspection 24 hours before the arrival of the materials and engineering equipment. The Contractor shall, in the manufacture and production of permanent equipment and materials, comply with the relevant quality standards, and submit samples of the materials and relevant materials to the Supervisor, and shall obtain the Supervisor's consent before using the materials or engineering equipment.

When the materials and engineering equipment purchased by the Contractor do not meet the requirements of the design or relevant standards, the Contractor shall transport the materials and engineering equipment that do not meet the requirements of the design or relevant standards out of the construction site within a reasonable period of time required by the Supervisor, and re-purchase the required materials and engineering equipment, and thus the increased costs and/or delays of the construction period shall be borne by the Contractor.

8.4 Storage and use of materials and engineering equipment

8.4.1 The storage and use of the materials and engineering equipment supplied by the Employer

The materials and engineering equipment supplied by the Employer shall be properly kept by the Contractor after the inventory is counted, and the storage fee shall be borne by the Employer, but except the priced work amount list or budget book has been listed or as otherwise provided in the terms of the special contract. If the losses or damages are due to the Contractor's reasons, the Contractor shall be responsible for compensation; if the Supervisor fails to notify the Contractor to check the inventory, the Contractor shall not be responsible for the custody of materials and engineering equipment, and the contractor shall be responsible for the loss or the damage.

Before the materials and engineering equipment supplied by the Employer are used, the Contractor shall be responsible for the inspection. The inspection cost shall be borne by the contractor, and the unqualified shall not be used.

8.4.2 Storage and use of materials and engineering equipment from the Contractor's procurement

The materials and engineering equipment purchased by the Contractor shall be properly kept by the Contractor, and the storage costs shall be borne by the Contractor. Where the law stipulates that materials and engineering equipment must be inspected or tested before use, the Contractor shall conduct inspection or test according to the requirements of the Supervisor. The cost of the inspection or test shall be borne by the Contractor, and the unqualified shall not be used.

If the Employer or the Supervisor finds that the Contractor uses materials and engineering equipment that do not meet the requirements of the design or relevant standards, he has the right to request the Contractor to repair, dismantle or repurchase, the contractor bears resulted increased costs and/or delays in the construction period.

43

8.5 Prohibition of the use of unqualified materials and engineering equipment

8.5.1 The supervisor has the right to reject the unqualified materials or engineering equipment provided by the Contractor and require the Contractor to replace it immediately. The Supervisor shall conduct inspections after the replacement, and the increased costs and/or delays shall be borne by the Contractor.

8.5.2 If the Supervisor finds that the Contractor has used unqualified materials and engineering equipment, and the Contractor shall immediately correct it according to the instructions of the supervisor and prohibit the continued use of unqualified materials and engineering equipment in the project.

8.5.3 If the materials or engineering equipment provided by the Employer does not meet the requirements of the contract, the Contractor has the right to refuse and may request the Employer to replace it. If the Employer confirms that it needs to be replaced, the increased cost and/or delay of the construction period is borne by the Employer.

8.6 Sample

8.6.1 Submission and storage of samples

For the materials or engineering equipment requiring the Contractor to submit samples, the type, name, specification and quantity of the samples shall be stipulated in the terms of the special contract. The sample submission procedure is as follows:

(1) The Contractor shall submit samples to the Supervisor 28 days prior to the planned purchase. The samples submitted by the Contractor shall be from the actual place of production of the supplied materials, and the specifications and quantities of the samples provided shall be sufficient to indicate the quality, type, color, surface treatment, texture, error and other required characteristics of the materials or engineering equipment.

(2) Each time the Contractor submits the sample, it shall be accompanied by a declaration form. The declaration form shall contain the relevant data and information of the submitted samples, and indicate the drawing number corresponding to each sample, and reserve the Supervisor's approval opinion column. The Supervisor shall, within 7 days after receiving the sample submitted by the Contractor, reply to the Contractor for the approval of the sample signed by the Employer.

(3) The samples approved by the Employer and the Supervisor shall be sealed according to the agreed method, and the sealed samples shall be one of the standards for inspection of the relevant part of the project. The contractor shall not use materials or engineering equipment that do not conform to the sample during the construction process.

(4) The approval of the sample by the Employer and the Supervisor is only to confirm the characteristics or use of the relevant materials or engineering equipment, and shall not be construed as modifying or changing the contract, nor reducing or exempting the Contractor from any responsibility and obligation. If the sealed sample is modified or changed by contract, the parties to the contract shall confirm it by written agreement.

44

8.6.2 Storage of samples

Approved samples shall be sealed by the Supervisor at the site and the Contractor shall provide appropriate and fixed locations for the preservation of the samples and maintain appropriate and good storage environmental conditions.

8.7 Replacement of materials and engineering equipment

8.7.1 If alternative materials and engineering equipment are required in the following cases, the Employer shall perform in accordance with the procedures stipulated in Section 8.7.2:

(1) The law that came into force after the base date prohibits use;

(2) The Employer requires the use of an alternative;

(3) Alternatives must be used for other reasons.

8.7.2 The Contractor shall notify the Supervisor in written form 28 days prior to the use of the substitute materials and engineering equipment, with the following documents:

(1) The name, quantity, specification, model, brand, performance, price and other relevant information of the replaced materials and engineering equipment;

(2) The name, quantity, specification, model, brand, performance, price and other relevant information of the substitute;

(3) The difference between the substitute and the substituted product and the impact that the use of the substitute may have on the project;

(4) The price difference between the substitute and the substituted product;

(5) Reasons for using the substitute;

(6) Other documents required by the Supervisor.

The Supervisor shall, within 14 days after receiving the notice, issue a written instruction to the Contractor signed the Employer; if the Supervisor doesn’t issue a written instruction within the time limit, it is deemed that the Employer and the Supervisor shall agree to Use alternatives.

8.7.3 If the Employer approves the use of alternative materials and engineering equipment, the price of substitute materials and engineering equipment shall be determined according to the price of the same item of the priced work amount list or the budget book; if there is no identical item, the price of the similar item shall be determined; If there is no similar or the same item, the contract party shall determine the price according to the provisions of Section 4.4 [Agreed or determined] in accordance with the principle of reasonable cost and profit composition.

45

8.8 Construction equipment and temporary facilities

8.8.1 Construction equipment and temporary facilities provided by the Contractor

The Contractor shall timely allocate construction equipment and construct temporary facilities in accordance with the requirements of the contract schedule. The Contractor equipment entering the construction site shall be inspected by the Supervisor before it can be put into use. If the Contractor replaces the Contractor's equipment as stipulated in the contract, it shall report it to the Supervisor for approval.

Unless otherwise stipulated in the special contract terms, the Contractor shall bear the expenses for the construction of temporary facilities. If temporary land occupation is required, the Contractor shall handle the application procedures and bear the corresponding expenses.

8.8.2 Construction equipment and temporary facilities provided by the Employer

The construction equipment or temporary facilities provided by the Employer are specified in the terms of the special contract.

8.8.3 Require Contractors to add or replace construction equipment

When the construction equipment used by the Contractor fails to meet the contract schedule and/or quality requirements, the Supervisor has the right to request the Contractor to increase or replace the construction equipment, and the Contractor shall increase or replace it in time, increasing cost and/or delay of the construction period caused thereby is borne by the contractor.

8.9 Material and equipment specific requirements

The materials, engineering equipment, construction equipment and temporary facilities constructed at the construction site, including spare parts, installation tools and materials, which the Contractor transports into the construction site, must be dedicated to the project. Without the approval of the Employer, the Contractor shall not transport them out of the construction site or use them for other purposes; with the approval of the Employer, the Contractor may withdraw the idle construction equipment and other items according to the construction schedule.

9. Test and inspection

9.1 Test equipment and test personnel

9.1.1 The Contractor shall conduct the on-site material test in accordance with the contract or the Supervisor's instructions and provide the test site, test personnel, test equipment and other necessary test conditions. The Supervisor may use the test site, test equipment and other test conditions provided by the Contractor to conduct a material review test for the purpose of project quality inspection when necessary, and the contractor shall assist.

9.1.2 The Contractor shall provide the test equipment, sampling device, test site and test conditions in accordance with the terms of the special contract, and submit the corresponding entry plan to the Supervisor.

The test equipment configured by the Contractor shall comply with the requirements of the corresponding test procedures and be tested by a qualified testing unit, and shall be jointly verified by the Supervisor and the Contractor before the formal use of the test equipment.

46

9.1.3 The contractor shall submit to the supervisor the list of test personnel and their positions, qualifications and other supporting documents. The test personnel must be able to carry out the corresponding test, and the contractor shall be responsible for the correctness of the test procedures and test results of the test personnel.

9.2 Sampling

The test is self-checking and the Contractor can sample it separately. Where the test belongs to the spot inspection by the Supervisor, it may be sampled by the Supervisor or by the tester of the Contractor under the supervision of the Supervisor.

9.3 Testing and inspection of materials, engineering equipment and project

9.3.1 The contractor shall conduct tests and inspections of materials, engineering equipment and engineering in accordance with the contract, and provide the necessary test data and original records for the quality inspection of the above materials, engineering equipment and works to the Supervisor. Where the Supervisor and the Contractor jointly conduct tests and inspections in accordance with the contract, the Contractor shall be responsible for providing the necessary test materials and original records.

9.3.2 If the test is self-checking, the Contractor may conduct the test separately. Where the test belongs to the nature of the spot inspection by the Supervisor, the Supervisor may conduct the test separately or jointly with the Contractor. If the Contractor disagrees with the results of the test conducted by the Supervisor alone, he may apply for re-joint test. If it is agreed to jointly conduct the test, if the Supervisor fails to participate in the test as agreed, the Contractor may test it by himself and submit the test result to the Supervisor. The Supervisor shall acknowledge the test result.

9.3.3 If the Supervisor has objections to the contractor's test and inspection results, or if the Contractor is to re-test and inspect the reliability of the contractor's test and inspection results, this may be jointly carried out by the Supervisor and the Contractor. If the results of the re-test and inspection prove that the quality of the material, engineering equipment or project does not meet the contract requirements, the increased cost and/or delay of the construction period shall be borne by the Contractor; If the re-test and inspection results prove that the material, the engineering equipment and engineering meet the requirements of the contract, the increased cost and/or delay of the construction period shall be borne by the Employer.

9.4 Field process test

The Contractor shall conduct on-site process tests in accordance with the contract or the instructions of the Supervisor. For large on-site process tests, if the Supervisor considers it necessary, the Contractor shall prepare a process test plan according to the requirements of the process test proposed by the Supervisor and submit it to the Supervisor for review.

47

10. Change

10.1 The scope of change

Except as otherwise stipulated in the special contract terms, if the following circumstances occur during the performance of the contract, the changes shall be made in accordance with the provisions of this article:

(1) Increase or decrease any work in the contract or add additional work;

(2) Cancel any work in the contract, except for work performed by others;

(3) Change the quality standards or other characteristics of any work in the contract;

(4) Change the baseline, elevation, position and size of the project;

(5) Change the timing or implementation sequence of the project.

10.2 Right of change

Both the Employer and the Supervisor can propose changes. The change instructions are issued by the Supervisor, and the Supervisor shall obtain the consent of the Employer before issuing the change instruction. The change can only be implemented after the Contractor receives the change instructions signed by the contractor. The Contractor may not arbitrarily change any part of the project without permission.

Where design changes are involved, the designer shall provide the revised drawings and instructions. If the change exceeds the original design standard or approved construction scale, the contractor shall promptly handle the approval procedures such as planning and design changes.

10.3 Change procedure

10.3.1 The Employer proposes a change

If the Employer proposes a change, the supervisor shall issue a change instruction to the contractor through the supervisor, and the change instruction shall state the scope of the project and the content of the change.

10.3.2 The Supervisor proposes a change proposal

If the Supervisor proposes a change proposal, it shall submit a change plan to the Employer in writing, explaining the scope and reasons for the change of the plan, the reasons for the change, and the impact of the change on the contract price and duration. If the contractor agrees to the change, the supervisor shall issue a change instruction to the contractor. If the contractor does not agree to the change, the supervisor has no right to issue the change instruction without authorization.

10.3.3 Change execution

After the Contractor receives the change instruction issued by the Supervisor, it believes that it cannot be executed, and should immediately raise the reason for not being able to execute the change instruction. Where the contractor believes that the change can be implemented, it shall state in writing the impact of the implementation of the change instruction on the contract price and the construction period, and the parties to the contract shall determine the change estimate in accordance with the provisions of Section 10.4 [Change valuation].

48

10.4 Change valuation

10.4.1 Change valuation principle

Unless otherwise agreed in the terms of the special contract, the valuation of the change shall be handled in accordance with this article:

(1) If the work amount list or budget book has the same item, it shall be determined according to the unit price of the same item;

(2) If there is no identical item in the work amount list or budget book, but there is a similar item, refer to the unit price of similar items;

(3) If the change causes the amount of work list that has actually been completed or the work amount listed in the budget book to be changed by more than 15%, or the work amount list or the budget book does not have the same item and for the unit price of similar items, in accordance with the principle of reasonable cost and profit composition, the contracting parties shall determine the unit price of the change work in accordance with Section 4.4 [Agreed or determined].

10.4.2 Change valuation procedure

The Contractor shall submit the application for change of valuation to the Supervisor within 14 days after receiving the change instruction. The Supervisor shall review and submit the application to the Contractor within 7 days after receiving the application for change of valuation submitted by the Contractor. The Supervisor shall have objection to the application for the change of valuation, notify the Contractor to modify and resubmit. The Employer shall complete the approval within 14 days after the Contractor submits the application for the change valuation. If the Employer fails to complete the approval or fails to file an objection within the time limit, it shall be deemed to recognize the application for change valuation submitted by the Contractor.

The price adjustment due to the change should be included in the progress payment of the most recent period.

10.5 Reasonable suggestions from the Contractor

If the contractor makes reasonable suggestions, it shall submit a rationalization proposal to the Supervisor, explain the content and reasons of the proposal, and the impact of the implementation of the proposal on the contract price and duration.

Except as otherwise stipulated in the special contract terms, the Supervisor shall review and submit to the Contractor within 7 days after receiving the reasonable proposal submitted by the Contractor, and find technical defects, and the contractor shall be notified to amend it. The Employer shall complete the examination and approval within 7 days after receiving the reasonable suggestions submitted by the Supervisor. If the rationalization proposal is approved by the Employer, the Supervisor shall promptly issue the change instruction, and the resulting contract price adjustment shall be implemented in accordance with the provisions of Section 10.4 [Change valuation]. If the Employer does not agree to the change, the Supervisor shall notify the Contractor in writing.

49

If the rationalization proposal reduces the contract price or improves the economic benefits of the project, the Employer may award the Contractor, and the method and amount of the award shall be stipulated in the special contract terms.

10.6 Adjustment of the schedule caused by the change

If the change causes the change of construction period, the parties to the contract may request to adjust the contract period. The parties to the contract shall determine the number of days of increase or decrease according to the standard of the construction period in accordance with Section 4.4 [Agreed or determined].

10.7 Temporary valuation

Temporary valuation of professional subcontracting projects, services, materials and engineering equipment is specified by the parties to the contract in the terms of the special contract.

10.7.1 Temporary valuation items that must be tendered according to law

For the temporary evaluation project that must be tendered according to law, the following first method is adopted. The parties to the contract may also choose other tendering methods in the terms of the special contract.

The first method: For the temporary valuation project that must be tendered according to law, the contractor shall bid, and the confirmation and approval of the temporary evaluation project shall be carried out according to the following agreement:

(1) The Contractor shall, according to the construction schedule, submit the bidding proposal to the Employer for review 14 days before the start of the bidding work, and the Employer shall approve or propose the modification within 7 days after receiving the bidding plan submitted by the Contractor. The Contractor shall carry out the bidding work in accordance with the tendering plan approved by the contractor;

(2) The Contractor shall, according to the construction schedule, submit the bidding documents to the Employer for approval 14 days in advance, and the Contractor shall complete the approval or propose amendments within 7 days after receiving the relevant documents submitted by the Contractor; the Employer has the right to determine the bidding control price and participate in the evaluation of bids in accordance with the law;

(3) The Contractor, the supplier and the subcontractor shall advance the temporary valuation contract 7 days before signing of temporary valuation contract to submit the information of the winning candidate supplier or the winning candidate subcontractor to the contractor. The contractor shall jointly determine the winning bidder with the contractor within 3 days after receiving the information; the contractor shall submit a copy of the temporary contract to the contractor for retention within 7 days of contract signing.

50

The second way: For the temporary valuation project that must be tendered according to law, if the Employer and the Contractor jointly bid to determine the temporary supplier or subcontractor, the contractor shall notify the contractor 14 days before the start of the bidding work according to the construction schedule. Person, and submit the temporary valuation tendering plan and work division. The Employer should confirm within 7 days of receipt. After determining the winning bidder, the Employer, the Contractor and the winning bidder jointly sign a temporary valuation contract.

10.7.2 Temporary valuation items that are not subject to legal tendering

Except as otherwise stipulated in the special contract terms, for the temporary valuation items that are not subject to legal tendering, the following first method is adopted:

The first method: for temporary evaluation projects that are not subject to legal tendering, confirm and approve according to this agreement:

(1) The Contractor shall submit a written application to the Supervisor 28 days prior to the signing of the procurement contract and the subcontract of the temporary valuation project according to the construction schedule. The Supervisor shall submit the Employer within 3 days after receiving the application. The Employer shall give approval or propose amendments within 14 days after receiving the application. If the Employer fails to approve or propose amendments within the time limit, it shall be deemed that the written application has got consent.

(2) If the Employer believes that the supplier or subcontractor determined by the Contractor cannot meet the project quality or contract requirements, the Employer may request the Contractor to re-determine the supplier and subcontractor of the temporary valuation project.

(3) The Contractor shall submit a copy of the temporary valuation contract to the Employer for retention within 7 days after signing the temporary valuation contract.

The second method: the Contractor in accordance with the first method in Section 10.7.1 [Temporary valuation items that must be tendered according to law] to determine the temporary valuation project.

The third way: the temporary valuation project directly implemented by the Contractor

If the Contractor has the qualifications and conditions for the implementation of the temporary valuation project, the contractor may implement the temporary valuation project up the agreement of the Employer and the Contractor, and the parties to the contract may stipulate specific matters in the terms of the special contract.

10.7.3 Due to the Employer's reasons for the delay in the establishment and performance of the temporary valuation contract, the increase in the cost and/or delay of the construction period shall be borne by the Employer. Due to the Contractor’s reasons for the delay in the establishment and performance of the temporary contract, the increased cost and/or delay of the construction period shall be borne by the Contractor.

51

10.8 Temporary amount

The temporary amount shall be used in accordance with the requirements of the Employer, and the request of the Employer shall be issued by the Supervisor. The parties to the contract may negotiate to determine the relevant matters in the terms of the special contract.

10.9 Day-to-day work

If it is necessary to adopt the method of calculating the day-to-day work, after the consent of the Employer, the Supervisor shall notify the Contractor to carry out the corresponding work by means of the daily work pricing method, and the price shall be calculated according to the daily work price listed in priced work amount list or the budget book. The project and its unit price are calculated; if there is no corresponding daily unit price in the priced work amount list or budget book, according to reasonable cost and profit In accordance with the principle of reasonable cost and profit composition, the parties to the contract determine the unit price of the day-to-day work in accordance with Section 4.4 [Agreed or determined].

The contractor shall submit the following statements and relevant vouchers to the supervisor for review during the implementation of the work:

(1) The name, content and quantity of the work;

(2) The names, professions, types of work, grades and working hours of all personnel involved in the work;

(3) The type and amount of materials invested in the work;

(4) The type of construction equipment, the number of units and the consumption of the equipment working time when the work is put into operation;

(5) Other relevant materials and vouchers.

After the daily work is summarized by the Contractor, it will be included in the latest progress payment request form, which will be reviewed by the Supervisor and approved by the Employer to be included in the progress payment.

11. Price adjustment

11.1 Adjustments caused by market price fluctuations

Except as otherwise stipulated in the special contract terms, if the market price fluctuations exceed the scope agreed by the contracting parties, the contract price shall be adjusted. The parties to the contract may stipulate in the terms of the special contract to choose the following method to adjust the contract price:

The first method: price adjustment using price index.

52

(1) Price adjustment formula

When the price of the contract affects the price of labor, materials and equipment, according to the data agreed in the terms of the special contract, calculate the difference and adjust the contract price according to the following formula:

In the formula: ΔP - the price difference to be adjusted;

P0 - the amount of completed work quantity that the contractor should receive in the agreed payment certificate. This amount should not include price adjustments, deductions and payments without quality deposits, payments for advance payments, and deductions. The agreed changes and other amounts have been calculated at the current price, and are not counted;

A - fixed value weight (i.e., the weight of the part is not adjusted);

B1; B2; B3...Bn - the variable weight of each adjustable factor (the weight of the adjustable part), which is the proportion of each adjustable factor in the contract price;

Ft1; Ft2; Ft3...Ftn - the current price index of each adjustable factor, which refers to the agreed payment

The price index of each adjustable factor for the first 42 days of the last day of the certificate-related cycle;

F01; F02; F03...F0n - the basic price index of each adjustable factor, which refers to the base date

The price index of each adjustable factor.

The adjustable factors, fixed values and variable weights in the above price adjustment formula, as well as the basic price index and its source are agreed in the price index and weight table of the tender letter, and the non-tendered contract is concluded by the contracting party in the special contract terms. In the agreement. The price index should first adopt the price index issued by the project cost management agency. When there is no such price index, the price issued by the project cost management agency can be used instead.

(2) Temporarily determine the adjustment difference

If there is no current price index when calculating the adjustment difference, the contracting party agrees to temporarily use the previous price index calculation. If the actual price index is adjusted, the parties to the contract will make corresponding adjustments.

53

(3) Adjustment of weight

If the weight of the contractual agreement is unreasonable due to the change, it shall be executed in accordance with Sub-Section 4.4 [Agreed or determined].

(4) Price adjustment after the delay of the construction period due to the contractor

If the contractor fails to complete the project on time, the project that continues construction after the completion date specified in the contract shall use the lower one of the two price indices, the planned completion date and the actual completion date, as the current price when using the price adjustment formula.

The second method: price adjustment using price information.

During the performance of the contract, when the price of labor, materials, engineering equipment and mechanical shifts affects the contract price, the labor and machinery use fees shall be in accordance with the construction administrative department of the state or province, autonomous region or municipality directly under the Central Government, the industry construction management department or its authorized project cost. The labor and machinery royalty rates issued by the management organization shall be adjusted; the unit price and purchase quantity shall be approved by the Employer, and the Employer shall confirm the unit price and quantity of the materials to be adjusted as the basis for adjusting the contract price.

(1) The labor unit price changes and complies with the labor cost adjustment regulations issued by the provincial or industry construction authorities. The contract parties shall adjust the contract according to the labor costs and other documents issued by the provincial or industrial construction authority or its authorized project cost management agency. Price, unless the contractor’s offer for labor or labor unit price is higher than the published price.

(2) The adjustment of the price of materials and engineering equipment changes shall be carried out according to the following risk range according to the benchmark price provided by the contractor:

1 The Contractor stated in the price list or budget book that the unit price of the material is lower than the benchmark price: except for the terms of the special contract, the unit price of the material during the performance of the contract increases more than 5% based on the benchmark price, or the unit price decline is more than 5% based on the unit price of the material listed in the listed price list or budget book, the excess is adjusted according to the actual price.

2 The Contractor stated in the priced work amount list or budget book that the unit price of the material is higher than the benchmark price: unless otherwise specified in the special contract terms, the unit price of the material during the performance of the contract exceeds 5% based on the benchmark price. The increase is more than 5% based on the unit price of the material stated in the work amount list or budget book, and the excess is adjusted according to the actual situation.

3 The Contractor stated in the priced work amount list or budget book that the unit price of the material is equal to the benchmark price: unless otherwise specified in the terms of the special contract, when the unit price of the material during the performance of the contract exceeds ±5% based on the benchmark price, the exceeding part of should be adjusted on actual situation.

54

4 The Contractor shall submit the purchase quantity and the new material unit price to the Employer for verification before purchasing the materials. When the Employer confirms that it is used in the project, the contractor shall confirm the quantity and unit price of the purchased materials. If the Employer does not reply within 5 days after receiving the confirmation information submitted by the Contractor, it shall be deemed as approval, as the basis for adjusting the contract price. If the contractor purchases the materials by himself without the prior approval of the contractor, the contractor has the right not to adjust the contract price. If the contractor agrees, the contract price can be adjusted.

The aforementioned benchmark price refers to the price of materials and engineering equipment given by the Employer in the bidding documents or special contract terms. The price shall in principle be in accordance with the information issued by the provincial or industrial construction authority or its authorized project cost management agency.

(3) When the unit price of the construction machinery or the construction machinery usage fee changes more than the scope specified by the provincial or industrial construction authority or its authorized construction cost management agency, the contract price shall be adjusted according to the regulations.

The third method: other ways agreed on the terms of the special contract.

11.2 Adjustments caused by legal changes

After the base date, when the legal changes result in the Contractor’s expenses incurred in the performance of the contract, except for the increase other than the agreement of the provisions of Section 11.1 [Adjustment of market price fluctuations], the contractor shall bear the increased expenses; it should be deducted from the contract price. After the base date, the construction period shall be postponed when the construction period is delayed due to legal changes.

If the contract party is unable to reach an agreement due to changes in the contract caused by legal changes, the Supervisor Engineer shall deal with it in accordance with the provisions of Section 4.4 [Agreed or determined].

If the construction period is delayed due to the Contractor's reasons and there is a legal change during the construction period delay, the increased cost and/or delay of the construction period shall be borne by the contractor.

12. Contract price, measurement and payment

12.1 Contract price form

The contractor and the contractor shall choose one of the following contract price forms in the contract agreement:

55

1. Unit price contract

The unit price contract refers to the construction project construction contract that the contracting party agrees to calculate, adjust and confirm the contract price with the work amount list and its comprehensive unit price. The unit price of the contract is not adjusted within the agreed scope. The parties to the contract shall stipulate in the terms of the special contract the method of calculating the risk range and risk cost included in the comprehensive unit price, and agree on the adjustment method of the contract price outside the risk range. The adjustment caused by the fluctuation of the market price shall be in accordance with Section. 11.1 [Adjustment of market price fluctuations].

2. Total price contract

The total price contract refers to the construction project construction contract that the contracting party has agreed to calculate, adjust and confirm the contract price with the construction drawing, the listed work amount list or the budget book and the relevant conditions. The total contract price is not adjusted within the agreed scope. The parties to the contract shall stipulate in the terms of the special contract the method of calculating the risk range and risk cost included in the total price, and agree on the adjustment method of the contract price outside the risk range. The adjustment caused by the fluctuation of the market price shall be in accordance with Section. 11.1 [Adjustment of market price fluctuations]. The adjustments caused by the law change are subject to the provisions of Section 11.2 [Adjustment due to legal changes].

3. Other price forms

The parties to the contract may stipulate other forms of contract price in the terms of the special contract.

12.2 Advance payment

12.2.1 Advance payment

The payment of the advance payment is carried out in accordance with the terms of the special contract, but it should be paid no later than 7 days before the commencement date specified in the commencement notice. Advance payment shall be used for the procurement of materials, engineering equipment, construction equipment, construction of temporary projects, organization of construction teams, etc.

Except as otherwise stipulated in the special contract terms, the advance payment is deducted in the same proportion in the progress payment. Before the project acceptance certificate is issued, if the contract is cancelled in advance, the prepayments that have not been deducted shall be settled together with the contract price.

If the Employer fails to pay the advance payment for more than 7 days, the Contractor shall have the right to issue the Employer request for advance notice of notice, if the Employer has not paid within 7 days after receiving the notice, The contractor has the right to suspend the construction and execute it in accordance with Section 16.1.1 [Default by the Employer].

56

12.2.2 Advance payment guarantee

If the Employer requests the Contractor to provide the advance payment guarantee, the Contractor shall provide the advance payment guarantee 7 days before the Employer pays the advance payment, unless otherwise agreed in the Special Contract Terms. The advance payment guarantee may be in the form of a bank guarantee or a guarantee company guarantee, which shall be specifically stipulated by the parties in the Special Contract Terms. Before the advance payment is fully deducted, the Contractor shall keep the pre-payment guarantee sustained and effective.

As the Employer deducts by stage the advance payment from the project payment, the advance payment guarantee shall be reduced accordingly, but the advance payment guarantee balance shall not be lower than the amount of the remaining advance payment.

12.3 Quantity verification

12.3.1 Principle of quantity verification

The quantity of construction works is measured in accordance with quantity calculation rules for construction works, drawings and change in instructions, as stipulated in the contract. The quantity calculation rules for construction works shall be based on relevant national standards, industry standards and such, and shall be agreed by the contracting parties in the Special Contract Terms.

12.3.2 Quantity measurement cycle

Except as otherwise stipulated in the special contract terms, the measurement of the construction quantity shall be carried out on a monthly basis.

12.3.3 Measurement of unit price contract

Except as otherwise stipulated in the special contract terms, the measurement of the unit price contract shall be carried out in accordance with this clause:

(1) The Contractor shall submit to the Supervisor on the 25th of every month a report on completed construction works for the period from the 20th of the previous month to the 19th of the current month, accompanies by an application form for bill of progress payment, completed work reports and relevant materials.

(2) The Supervisor shall review the submitted construction report within 7 days after its receival, and send to the Employer to determine the amount of work actually completed in the current month. If the Supervisor has any objection to the quantity of the construction works, he is entitled to request the Contractor to conduct a joint review or a sample retest. The Contractor shall assist the Supervisor to conduct the review or sample retest, and provide supplementary measurement materials as required by the Supervisor. If the Contractor fails to participate in the review or sampling retest at the request of the Supervisor, the amount of work reviewed or corrected by the Supervisor shall be regarded as the amount of work actually completed by the Contractor.

(3) If the Supervisor fails to complete the review within 7 days after receiving the progress report submitted by the Contractor, the amount of construction works in the progress report shall be treated as the amount of work actually completed by the Contractor, and shall be paid accordingly.

57

12.3.4 Measurement of the total price contract

Except as otherwise stipulated in the special contract terms, the total price contract paid by month shall be executed in accordance with the following:

(1) The Contractor shall submit to the Supervisor on the 25th of every month a report on completed construction works for the period from the 20th of the previous month to the 19th of the current month, accompanies by an application form for bill of progress payment, completed work reports and relevant materials.

(2) The Supervisor shall review the submitted construction report within 7 days after its receival, and send to the Employer to determine the amount of work actually completed in the current month. If the Supervisor has any objection to the quantity of the construction works, he is entitled to request the Contractor to conduct a joint review or a sample retest. The Contractor shall assist the Supervisor to conduct the review or sample retest, and provide supplementary measurement materials as required by the Supervisor. If the Contractor fails to participate in the review or sampling retest at the request of the Supervisor, the amount of work reviewed or corrected by the Supervisor shall be regarded as the amount of work actually completed by the Contractor.

(3) If the Supervisor fails to complete the review within 7 days after receiving the progress report submitted by the Contractor, the amount of construction works in the progress report shall be treated as the amount of work actually completed by the Contractor, and shall be paid accordingly.

12.3.5 If the total price contract is measured in terms of the payment breakdown table, it may be measured in reference to Section 12.3.4 [Measurement of the total price contract], but the contract payment shall be paid in accordance with the payment breakdown table.

12.3.6 Measurement of other price forms of contracts

The parties to the contract may stipulate the measurement methods and procedures for other price forms of contracts in the Special Contract Terms.

12.4 Construction progress payment

12.4.1 Payment cycle

Unless otherwise agreed in the Special Contract Terms, the payment cycle shall be consistent with the measurement period in accordance with Section 12.3.2 [Payment period].

12.4.2 Preparation of progress payment request form

Unless otherwise agreed in the Special Contract Terms, the progress payment application form shall include the following:

(1) The amount of payment corresponding to the work completed in this payment cycle;

(2) The changed amount that should be increased and deducted under Article 10 [Change];

58

(3) The advance payment that shall be paid and the deducted advance payment that is to be refunded in accordance with Section 12.2 [Advance payment];

(4) The quality guarantee that shall be deducted in accordance with Article 15.3 [Quality Assurance];

(5) The amount of the claim that should be increased and deducted under Article 19 [Claims];

(6) The amount for the amendments to errors in the issued progress payment certificate should be paid or deducted from the progress payment;

(7) Other amounts that should be increased and deducted in accordance with the contract.

12.4.3 Submission of progress payment request form

(1) Submission of unit price contract progress payment request form

The progress payment application form of the unit price contract shall be submitted to the Supervisor in accordance with the time specified in Section 12.3.3 [Measurement of the unit price contract] on a monthly basis. The completed progress report and related materials shall be attached. The total price item in the unit price contract is broken down on a monthly basis and is included in the current progress payment application form.

(2) Submission of progress payment application form for total price contract

If the total price contract is paid monthly, the Contractor shall submit the progress payment application form to the Supervisor on a monthly basis in accordance with the time specified in Section 12.3.4 [Measurement of the total price contract], and attach the progress report for completed works and related materials.

If the total price contract is paid according to the payment breakdown table, the Contractor shall submit the progress payment application form to the relevant Supervisor in accordance with Section 12.4.6 [payment breakdown table] and Section 12.4.2 [preparation of progress payment application form].

(3) Submission of progress payment application form for other price forms

The parties to the contract may stipulate in the Special Contract Terms the preparation and submission procedures for the progress payment application form for other price forms.

12.4.4 Progress payment review and payment

(1) Except as otherwise stipulated in the special contract terms, the Supervisor shall complete the review and submit it to the Employer within 7 days after receiving the Contractor's progress payment application form and relevant materials. The Employer shall complete the review and issue the progress payment certificate within 7 days after receipt of the aforementioned materials. If the Employer fails to complete the review and issue the payment certificate within the said period, and no objection is filed, it shall be deemed that a progress payment certificate has been issued.

59

If the Employer and the Supervisor have objections to the Contractor's progress payment application form, they shall be entitled to request the Contractor amend and provide supplementary information, and the Contractor shall submit a revised progress payment application form. The Supervisor shall complete the review of the amended progress payment application form and related documents within 7 days after their receipt, and send to the Employer. The Employer shall, within 7 days upon receipt of the amended progress payment application form and related documents from the Supervisor, issue a provisional progress payment certificate to the Contractor for the part with no disputes. The disputed part shall be dealt with in accordance with the provisions of Article 20 [Dispute Resolution].

(2) Unless otherwise stipulated in the special contract terms, the Contractor shall complete the payment within 14 days after issuance of the progress payment certificate or the provisional progress payment certificate. If the Contractor fails to pay the progress payment on time, it shall pay liquidated damages in accordance with the benchmark interest rate of similar loans for the same period issued by the People's Bank of China.

(3) The Employer's issuance of a progress payment certificate or a provisional progress payment certificate does not indicate that the Employer has agreed, approved of or accepted the corresponding part of work completed by the Contractor.

12.4.5 Progress payment amendment

If errors, omissions or duplications are found in the process of stage summary and review of the issued progress payment certificate, both the Contractor and the Employer are entitled to file an amendment application. Amendments agreed by both the Contractor and the Employer shall be paid or deducted from the next progress payment.

12.4.6 Payment breakdown table

1. Requirements for the preparation of the payment breakdown table

(1) The amount of each payment listed in the payment breakdown table shall be the same as the estimated amount listed in Section 12.4.2 [the preparation of the progress payment application form], item (1);

(2) If the actual progress is inconsistent with the construction schedule, the parties to the contract may follow the Section 4.4 [Agreed or determined] to modify the payment breakdown table;

(3) If the payment breakdown table is not used, the Contractor shall submit to the Contractor and the Supervisor a quarterly payment estimate breakdown table for payment reference.

60

2. Preparation and approval of the breakdown of the total price contract payment

(1) Unless otherwise agreed in the Special Contract Terms, the Contractor shall break down or prepare the payment breakdown table on a monthly basis in accordance with such factors as the agreed construction schedule Section 7.2.[Construction schedule], the contracted price and the amount of construction works. The Contractor shall, within 7 days after receiving the construction schedule approved by the Supervisor and the Contractor, submit the supporting materials for the payment breakdown table and the preparation of the payment breakdown table to the Supervisor.

(2) The Supervisor should complete the review within 7 days after receipt of the payment breakdown table and submit it to the Employer. The Employer shall complete the approval within 7 days after receipt of the payment breakdown form reviewed by the Supervisor. The payment breakdown table approved by the Employer shall be a binding payment breakdown table.

(3) If the Employer fails to complete the approval of payment breakdown table on time, nor request the Contractor to amend and to provide additional materials in a timely fashion, the payment breakdown table submitted by the contract shall be deemed that it has obtained the approval from the Employer.

3. Compilation and approval of the payment breakdown table for the total price of the unit price contract

Except as otherwise stipulated in the special contract terms, the total price of the unit price contract shall be decomposed by the Contractor in terms of construction schedule, total price structure, nature of expenses, planned timeframes and corresponding amount of works to form a payment breakdown table. The compilation and approval of the payment breakdown table shall be in reference to compilation and approval of the payment breakdown table for the total price contract.

12.5 Payment account

The Employer shall pay the contract payment to the Contractor's account as agreed in the contract agreement.

13. Acceptance and construction trial run

13.1 Sub-item project acceptance

13.1.1 The quality of the sub-item projects shall conform to the relevant national construction acceptance criteria, standards and contractual agreements. The Contractor shall complete the construction of sub-item projects in accordance with the design requirements of the construction organization.

13.1.2 Unless otherwise stipulated in the terms of a special contract, for sub-item projects that have been self-inspected by the Contractor and have qualified for acceptance, the Contractor should notify the Supervisor 48 hours in advance of inspection. If the Supervisor fails to inspect on time, a written extension request shall be submitted to the Contractor 24 hours in advance of inspection; however, the extension shall not exceed 48 hours. If the Supervisor fails to inspect the works on time or request the extension, the Contractor is entitled to self-inspection, and the Supervisor shall approve of the inspection result. The sub-item projects that are not inspected shall not proceed to the next construction project.

61

The inspection and acceptance data for the sub-item projects shall be part of the completion data.

13.2 Completion acceptance

13.2.1 Completion acceptance conditions

The Contractor may apply for completion acceptance provided the project satisfies the following requirements:

(1) All the projects and related work within the scope of the contract including trials, test run and inspection, except for the work completed ahead of schedule and defect repair work agreed by the Employer, have been completed and meet the contract requirements;

(2) The work list covering works to be completed ahead of schedule and defect repair work, and the corresponding construction plan have been compiled in accordance with the contract;

(3) Completion data has been prepared in accordance with the content and number of copies as agreed in the contract.

13.2.2 Completion acceptance procedure

Unless otherwise stipulated in the special contract terms, the following procedures shall be implemented in the event that the Contractor applies for completion acceptance:

(1) The Contractor submits the application report for completion acceptance to the Supervisor, and the Supervisor shall complete inspection within 14 days after receipt of the application report and report to the Employer. In the case that the Supervisor deems that the conditions for acceptance have not been met, the Contractor shall be notified the Contractor of the work content that is yet to be completed before the completion of the acceptance. The Contractor shall resubmit the completion acceptance application report after completion of the said work content.

(2) If the Supervisor deems that the conditions for completion of acceptance have been met after review, the application report for completion acceptance shall be submitted to the Employer. The Employer shall complete the inspection and acceptance within 28 days after receipt of the application report for completion acceptance, and organize the relevant units including the Supervisor, the Contractor and the designer to complete the construction acceptance.

(3) If the completion acceptance is qualified, the Employer shall issue a project acceptance certificate to the Contractor within 14 days after the acceptance is completed. If the Employer fails to issue the project acceptance certificate without due cause, the project acceptance certificate shall be deemed to have been issued from the 15th day after the acceptance.

(4) If the completion acceptance is unqualified, the Supervisor shall issue instructions in accordance with the acceptance opinion, requesting the Contractor to rework, repair or take other remedial measures for the unqualified project, and the increased cost and/or delay of the construction period shall be borne by the Contractor. After completing the rework, repair or other remedial measures for the unqualified project, the Contractor shall re-submit the completion acceptance application report and re-accept the acceptance in accordance with the procedures stipulated in this clause.

62

(5) If the project fails to pass the acceptance or the acceptance is unqualified and the Employer puts it into use, at its own discretion, the Contractor shall be issued a project acceptance certificate within 7 days after the transfer of the possessed project; if the Employer is not justified. If the Contractor fails to issue the project acceptance certificate without due cause, the project acceptance certificate shall be deemed to have been issued from the 15th day after the transfer.

Unless otherwise stipulated in the special contract terms, if the Employer fails to organize the completion acceptance and issue the project acceptance certificate in accordance with this stipulation, each day after the expiration of the contract, the contractual contract price shall be used as the base and liquidated damages shall be paid in accordance with the benchmark interest rate of the same loan issued by the People's Bank of China in the same period.

13.2.3 Completion date

If the project is qualified for completion and acceptance, the date on which the Contractor submits the application report for completion acceptance is the actual completion date, and it is stated in the project acceptance certificate; if the inspection and acceptance fails to be completed within 42 days after the Supervisor receives the completion acceptance application report submitted by the Contractor due to the fault of the Employer, or the completion acceptance certificate is not issued after the project is inspected and accepted, the date of submission of the completion acceptance application report shall be the actual completion date; if the Employer puts into use, at its discretion, the construction project that has not been inspected for completion, the date on which the change of occupancy occurs shall be the date of completion.

13.2.4 Refusal to accept all or part of the project

For projects that fail to pass the acceptance check, the Contractor shall recomplete the completion and acceptance upon rectification. If the reorganization and acceptance are still unqualified and no remedial measures can be taken, the Employer may refuse to accept the unqualified project. If other projects cannot be used normally due to the unqualified project, the Contractor shall take measures to ensure the normal use of the relevant projects, and the increased costs and/or delays shall be borne by the Contractor.

13.2.5 Transfer and receival of all and part of the project

Unless otherwise stipulated in the special contract terms, the parties to the contract shall complete the transfer of the project within 7 days after receipt of the acceptance certificate.

If the Employer does not accept the project without proper reasons, the Employer shall bear the costs related to the project, such as care of the works, protection of finished products and custody, from the date of receipt of the project. The contracting parties may separately stipulate in the Special Contract Terms the liability of the Employer for its delay in accepting the project.

63

If the Employer does not transfer the project without proper reasons, the Employer shall bear the costs related to the project, such as care of the works, protection of finished products and custody, from the date of receipt of the project. The contracting parties may separately stipulate in the Special Contract Terms the liability of the Employer for its delay in transferring the project.

13.3 Construction trial run

13.3.1 Trial run procedure

If the project needs trial run, unless otherwise agreed in the Special Contract Terms, the content of the test shall be consistent with the scope of contracting by the Contractor, and the cost of the test shall be borne by the Contractor. The construction trial run shall be performed as follows:

(1) If the installation work is ready for single machine load-free test run, the Contractor shall organize such test run and inform the Supervisor in written form 48 hours prior to the test run. This notice shall consist of the test run content, date / time and place for the test run. The Contractor is required to prepare test run record and the Employer shall provide necessary conditions and facilities for the test run work. If the test run proves qualified, the Supervisor shall sign his name on the test run record. If the Supervisor fails to sign his name on the test run record within 24 hours after the test run proves qualified, it is deemed that the Supervisor has approved of the test run record and the Contractor can proceed construction or start the completion acceptance check.

If the Supervisor fails to attend the test run in time, he shall inform the Contractor in written form 24 hours prior to the test run, but such postponement shall not exceed 48 hours. The work progress shall be duly postponed if such postponement results in delay of construction schedule. If the Supervisor fails to file an extension request within the said period and fails to attend the test run as well, it is deemed that the Supervisor has approved of the test run record.

(2) When the installation work is ready for a load-free integrated test run, the Employer shall organize this work and inform the Contractor in written form 48 hours prior to the test run. The notice shall consist of the content and the date / time, place of the test run and requirements of the Contractor. The Contractor shall make well-considered preparatory work. If the test run proves qualified, the test run record shall be signed by the both parties. If the Contractor fails to attend the test run without proper reasons, it is deemed that the Contractor approves of the test run record.

13.3.2 Responsibility in the test run

If the test run does not conform to the acceptance requirement because of the fault of the original design, the Employer shall request the design institute to modify the design and the Contractor shall re-install the equipment as per the revised design. The Employer shall bear all expense for modification of design, tearing down of the work and re-installation. The work progress shall be duly postponed. If the test run does not conform to the acceptance requirement because of the fault of the Contractor, the Contractor shall re-install the equipment, and bear the expense for re-installation and test run. The work progress shall not be postponed.

64

If the test run does not reach the requirement for the acceptance due to equipment manufacturing fault, the contractual party that purchases such equipment shall be responsible for the purchase of the new equipment or repair work while the Contractor is responsible for teardown and re-installation work. The cost incurred for repair, re-purchase, teardown and re-installation and postponement of work progress shall be borne by the party that is responsible for purchase of equipment.

13.3.3 Load test

If load test run is needed, the Employer shall carry out such test run after the engineering work has been formally accepted. If the Employer wishes to carry out the test run prior to the acceptance and needs cooperation from the Contractor, the Employer shall obtain the approval from the Contractor and have it stipulated in the Special Contract Terms.

If the test is qualified, the cost shall be borne by the Employer; if the test is unqualified due to the fault of the Contractor, the Contractor shall carry out the rectification in accordance with the requirements of the Employer. The expense incurred resulting from the rectification shall be borne by the Contractor. If the test is unqualified not due to the fault of the Contractor and the Employer requires the Contractor to carry out the rectification, the expense incurred shall be borne by the Employer.

13.4 Early delivery of unit project acceptance

13.4.1 If the Employer requires the use of unit project prior to project completion, or the Contractor proposes an early delivery of any unit project that has been completed and is approved by the Employer, such unit project can be accepted and the acceptance procedure shall be carried out in accordance with Section 13.2 [completion acceptance].

After the acceptance is approved, the Supervisor shall issue to the Contractor a unit project acceptance certificate signed by the Employer. The unit project that has been issued the unit project acceptance certificate shall be taken care of by the Contractor. The acceptance results and conclusions of the unit project are attached to the application report for the completion of the overall project.

13.4.2 If the Employer requires the delivery of unit project prior to project completion that results in any increased expense and/or delay in work progress, the Employer shall be liable for such extra expense incurred and/or delay in work progress.

13.5 Operation during construction period

13.5.1 Operation during construction period is that the contract project has not been fully completed while one or several units of engineering or engineering equipment installation have been completed. As stipulated in the Special Contract Terms, any unit project that need putting into operation during construction period can only enter operation after the Employer inspects and accepts it in accordance with Section 13.4 [Acceptance of early delivery of unit project] and its security can be guaranteed.

13.5.2 If the engineering or engineering equipment is found damaged or defective during the construction period, the Contractor shall have it repaired in accordance with Section 15.2 [Defect liability].

65

13.6 Demobilization

13.6.1 Demobilization

After the issuance of project acceptance certificate, the Contractor shall clean up the construction site in accordance with the following requirements:

(1) All the residual garbage in the construction site have been cleared out;

(2) The provisional works have been dismantled and the site has been cleaned, leveled or restored;

(3) The personnel who should be evacuated according to the contract, the construction equipment of the Contractor and the remaining materials including the abandoned construction equipment and materials, have been removed from the construction site as planned;

(4) The surroundings of the construction site and nearby roads, and construction deposits in the rivers have been completely cleaned up;

(5) The cleaning of other sites on the construction site has been completed.

The cost of demobilization of the construction site shall be borne by the Contractor. The Contractor shall complete demobilization within the time limit as specific in the Special Contract Terms. If the Contractor fails to complete on time, the developer is entitled to sell or treat separately the legacy of the Contractor, and the expenses incurred shall be borne by the Contractor. The proceeds from the sale of the contractor’s legacy items by the Employer shall be refunded to the Contractor upon deduction of the necessary fees.

13.6.2 Surface restoration

The Contractor shall restore the temporary land occupation and clean up the site according to the requirements of the Employer. If the Contractor fails to restore the temporary land occupation according to the requirements of the Employer, or the site clearance does not meet the requirements stipulated in the contract, the Employer has the right to entrust others to restore or clean up. The costs incurred shall be borne by the Contractor.

14. Completion settlement

14.1 Completion settlement application

Unless otherwise stipulated in the Special Contract Terms, the Contractor shall submit a completion settlement application form to the Employer and the Supervisor and submit complete settlement documents, within 28 days after the project completes completion acceptance. The information list and the number of copies of the completion settlement application form are stipulated by the contractual parties in the special contract terms.

66

Except as otherwise stipulated in the special contract terms, the completion settlement application form shall include the following:

(1) Completion settlement contract price;

(2) The payment the Employer has paid to the Contractor;

(3) The quality deposit that should be withheld. Paid performance bond or other ways of guarantee for engineering quality are excluded;

(4) The contract price the Employer shall pay to the Contractor.

14.2 Completion settlement review

(1) Unless otherwise stipulated in the Special Contract Terms, the Supervisor should complete the review of the completion settlement application form within 14 days after its receipt and report to the Employer. The Employer shall complete examination and approval within 14 days after receiving the reviewed completion settlement application form submitted by the Supervisor. The Supervisor shall issue the completion payment certificate signed by the Employer to the Contractor. If the Supervisor or the Employer has any objection to the completion settlement application, it has the right to request the Contractor to make amendments and provide supplementary materials. The Contractor shall submit the revised completion settlement application form.

If the Employer fails to complete the examination and approval within 28 days after receiving the application form for completion settlement, and files no objection, it shall be deemed that the Employer approves of the completion settlement application form from the Contractor, and the completion payment certificate shall be deemed to be issued from the 29th day after the Employer receives the completion settlement application form submitted by the Contractor.

(2) Unless otherwise stipulated in the Special Contract Terms, the Employer shall make the payment to the Contractor within 14 days after issuance of the payment certificate. If the Employer fails to make the payment on time, the Employer shall pay liquidated damages according to the benchmark interest rate of similar loans issued by the People's Bank of China for the same period. If the payment is overdue for over 56 days, the Employer shall double its liquidated damages payment in accordance with the benchmark interest rate of similar loans issued by the People's Bank of China.

(3)  If the Contractor has any disagreement with the completion payment certificate signed by the Employer, the Contractor shall file its objection within 7 days upon receipt of completion payment certificate signed by the Contractor. The objection shall be reviewed by the contractual parties according to the Special Contract Terms, or shall be dealt with in accordance with Article 20 [Dispute resolution]. For the part without objection, the Employer shall issue a provisional certificate of completion of payment, and shall make the payment according to Clause (2) of this Section. If the Contractor fails to file an objection within the time limit, it shall be deemed to approve the approval result of the Employer.

67

14.3 Agreement on leaving some of the engineering work unfinished

If the Employer requires some part of the engineering work be left unfinished, in such case the two parties shall conclude an agreement on leaving some of the engineering work unfinished, wherein it shall be stipulated that the two parties shall settle the completed projects and make the corresponding payment in accordance with Section 14.1 [Application for Completion Settlement] and Section 14.2 [Completion Settlement Review].

14.4 Final settlement

14.4.1 Application form of final settlement

(1) Unless otherwise agreed in the Special Contract Terms, the Contractor shall submit the application form for the final settlement to the Employer in accordance with the Special Contract Terms and the number of copies within 7 days after the issuance of the certificate for defect liability period termination, and provide relevant supporting materials.

Unless otherwise stipulated in the Special Contract Terms, the final settlement application form shall list quality guarantee, quality deposit to be deducted, and the increased and/or decreased expenses incurred during the defect liability period.

(2) If the Employer has any disagreement to the application form, it is entitled to request that the Contractor shall make amendments and provide supplementary information, and the Contractor shall submit the revised final settlement application form to the Employer.

14.4.2 Final settlement certificate and payment

(1) Unless otherwise stipulated in the Special Contract Terms, the Employer shall complete the examination and approval within 14 days after the Contractor submits the application form for final settlement and issue the certificate for final settlement. If the Employer fails to complete examination and approval on time, and fails to propose any amendments, it shall be deemed that the Employer agrees to the final settlement application form submitted by the Contractor, and the final completion payment certificate shall be deemed to be issued from the 15th day after the Employer receives the application form of the final completion submitted by the Contractor.

(2) Unless otherwise stipulated in the Special Contract Terms, the Employer shall make the payment to the Contractor within 7 days after issuance of the final settlement certificate. If the Employer fails to make the payment on time, the Employer shall pay liquidated damages according to the benchmark interest rate of similar loans issued by the People's Bank of China for the same period. If the payment is overdue for over 56 days, the Employer shall double its liquidated damages payment in accordance with the benchmark interest rate of similar loans issued by the People's Bank of China.

(3) If the Contractor has any objection to the final settlement certificate issued by the Employer, it shall be dealt with in accordance with Article 20 [Dispute Resolution].

15. Defect liability and warranty

15.1 Principle of Remedy Defects

After the transfer of the project, the Contractor shall be liable for any quality defect and warranty obligations if the defect results from the fault of the Contractor. Upon expiration of the defect liability period, the Contractor shall still bear the warranty obligation in accordance with the warranty period of each part of the project as stipulated in the contract.

68

15.2 Defect liability period

15.2.1 The liability period of defects shall start from the date when the project receives approval of the completion acceptance. The parties to the contract shall specify the specific period of the defect liability period in the Special Contract Terms, but the maximum period shall not exceed 24 months.

The unit project shall be inspected and accepted before the entire project. If the unit project proves qualified and is delivered, the liability period of the unit shall be counted from the date of acceptance of the unit project. If the project fails to pass the acceptance due to the fault of the Contractor, the defect liability period shall be calculated from the date of actual completion acceptance. If the project fails to pass the acceptance according to the contract deadline due to the fault of the Employer, the project will automatically enter the defect liability period 90 days after the Contractor submits the completion acceptance report; if the Employer uses the project without completion acceptance, the defect liability period shall start from the transfer of the project.

15.2.2 During the period of defect liability, the Contractor shall be responsible for the repair and bear the cost of identification and maintenance if the defects are caused by the Contractor. If the Contractor does not repair or bear the expenses, the Employer may deduct from the deposit or bank guarantee according to the contract. If the said fee exceeds the guaranteed amount, the Employer may request claims from the Contractor according to the contract. After the Contractor repairs and bears the corresponding expenses, it is not exempted from liability for damages to the project. The Employer has the right to request the Contractor to extend the defect liability period and to issue an extension notice before the expiration of the original defect liability period. However, the defect liability period (including the extension) cannot exceed 24 months.

For defects caused by others, the Employer shall be responsible for having them repaired. The Contractor shall not bear any cost, and the Employer shall not deduct the fee from the deposit.

15.2.3 After repair of any defect or damage to the project, the Contractor shall re-conduct the trials and test run if it is proved the said defect or damage has hinders the performance of engineering or engineering equipment. The full cost of the said trials and test run shall be borne by the party at fault.

15.2.4 Unless other stipulated in the Special Contract Terms, the Contractor shall issue a notice of defect liability period expiration within 7 days after the defect liability period expires. The Employer shall verify whether the Contractor has fulfilled its repair obligations within 14 days after receipt of the said notice. If the Contractor fails to perform its defect repair obligations, the Employer has the right to deduct the corresponding amount of maintenance costs. The Employer shall issue the defect liability period termination certificate to the Contractor within 14 days after the expiration of the defect liability period.

69

15.3 Quality deposit

If the quality deposit is withheld as mutually agreed by both parties to the contract, it shall be clarified in the Special Contract Terms.

Before the completion of the project, if the Contractor has provided the performance guarantee, the Employer shall not reserve the project quality guarantee at the same time.

15.3.1 Ways of quality deposit provision by the Contractor

There are three ways for the Contractor to provide quality assurance:

(1) Quality guarantee;

(2) The corresponding proportion of the project payment;

(3) Other ways as agreed by both parties.

Unless otherwise stipulated in the Special Contract Terms, the quality deposit shall adopt the above method (1) in principle.

15.3.2 Deduction of quality deposit

There are three ways to deduct the quality deposit:

(1) In the case of progress payment deducted by installment, the calculation base of the quality deposit shall not include payment, deduction and price adjustment of the advance payment;

(2) The quality deposit is withheld all at once when the project is completed;

(3) Other methods of deduction as agreed by both parties.

Unless otherwise stipulated in the Special Contract Terms, the deduction of the quality deposit shall adopt the above method (1) in principle.

The accumulated deduction of the quality deposit by the Employer shall not exceed 3% of the total settlement amount of the project price. If the Contractor submits the quality guarantee within 28 days after the Employer issues the completion payment certificate, the Employer shall return the project price that is withheld as quality deposit; the amount of the guarantee shall not exceed 3% of the total settlement of the project price.

15.3.3 Return of quality deposit

During defect liability period, the Contractor shall earnestly fulfill the responsibilities as stipulated in the contract. After the expiration of the defect liability period, the Contractor may apply to the Contractor for a refund of the deposit.

70

Within 14 days after receiving the application for the deposit return from the Contractor, the Employer shall verify the contract with the Contractor in accordance with the contract. If there is no objection, the Employer shall return the deposit to the Contractor as agreed. If there is no agreement on the time limit for deposit return or it is not clearly stipulated in the contract, the Employer shall return the deposit to the Contractor within 14 days after the verification. If the deposit is not returned within the time limit, the Employer shall be legally liable for breach of contract. If the Employer fails to respond within 14 days after receipt of deposit return application from the Contractor, it shall be deemed that the Employer accepts the deposit return application from the Contractor.

If there is any dispute over the reserve and return of the deposit, and the quality and cost of the project maintenance, the dispute shall be handled in accordance with Article 20 of this contract regarding disputes and dispute resolution procedures.

15.4 Warranty

15.4.1 Warranty liability

The warranty period of the project shall start from the date of project completion acceptance. The warranty period for the specific sub-item projects shall be stipulated by the parties to the contract in the Special Contract Terms, but shall not be lower than the statutory minimum warranty period. During the engineering warranty period, the Contractor shall bear the warranty responsibility in accordance with the relevant laws, regulations and the contract.

If the Employer uses the project without prior inspection and acceptance, the warranty period shall start from the date of transfer.

15.4.2 Repair costs

During the warranty period, the repair costs shall be handled as follows:

(1) During the warranty period, for defects and damage caused by the Contractor, the Contractor shall be responsible for repair of such defect and damage, and shall take care of the incurred cost, the resulted personal injury as well as property loss;

(2) During the warranty period, for defects and damage caused by improper use of the Employer, the Contractor can be entrusted for repair; however, the incurred cost shall be borne by the Employer and a reasonable amount of profit shall be paid to the Contractor;

(3) For defects and damage caused by other reasons, the Contractor can be entrusted for repair. The Employer shall bear the cost of repair and pay the Contractor a reasonable profit. The responsible party shall bear the personal injury and property loss caused by the defects and damage to the project.

15.4.3 Repair notification

During the warranty period, if the Employer, in the middle of use, has identified defects or damage to the accepted project, the Employer shall notify the Contractor in writing to conduct repair. In the case of urgency when defects and damage have to be repaired promptly, the Employer can verbally notify the Contractor and confirm in writing within 48 hours after the verbal notification. The Contractor shall arrive at the construction site within the reasonable period of time as stipulated in the Special Contract Terms and repair the defects or damage.

71

15.4.4 Failure to fix

In the event that defects or damage is caused by the Contractor and the Contractor refuses to repair or fails to repair the defects or damage within a reasonable period of time even after the written notice by the Employer concerning the repair, the Employer has the right to repair or entrust the third party to repair it. The cost shall be borne by the Contractor. However, if the scope of repair exceeds the scope of defects or damage, the repair cost of the out-of-range portion shall be borne by the Employer.

15.4.5 Contractor’s right of access

During the warranty period, the Contractor has the right to enter and leave the construction site in order to repair defects or damage. Except for the emergencies when defects or damage need to be repaired promptly, the Contractor shall notify the Employer 24 hours in advance of the time of access to repair. The Contractor shall obtain the consent of the Employer before access to construction site, and shall not affect the normal production and operation on the part of the Employer, and shall comply with the security and confidentiality requirements of the Employer.

16. Breach of contract

16.1 Breach of contract by the Employer

16.1.1 Circumstances of breach of contract for the Employer

If any of the following occurs, the Employer breaches the contract:

(1) Failure to issue notice of commencement within 7 days prior to the planned start date due to the reason attributable to the Employer;

(2) Failure to make the payment as agreed in the contract due to the reason attributable to the Employer;

(3) The Employer violates the provisions in Section 10.1 [Scope of change] Clause (2) and implements the cancelled work or transfers it to others for implementation;

(4) The materials, specifications and quantity or quality of engineering equipment supplied by the Employer do not conform to the stipulation of the contract, or the delivery date is delayed, or the delivery location is changed due to the reason attributable to the Employer;

(5) The construction is suspended due to breach of contract by the Contractor;

(6) The Employer fails to issue instruction for resumption of works within the agreed time limit without proper reasons, resulting in the Contractor being unable to return to work;

(7) The Employer expressly states or indicates through its conduct failure to perform the main obligations of the contract;

72

(8)  The Contractor fails to perform other obligations in accordance with the contract.

If the Employer has breach of contract other than item (7) of this clause, the Contractor may issue a notice to the Employer requesting the Employer to take effective measures to correct the breach. If the Employer still fails to correct the breach of contract within 28 days after receiving the notice from the Contractor, the Contractor shall have the right to suspend the construction of the corresponding part of the project and notify the Supervisor.

16.1.2 Liability for breach of contract for the Employer

The Employer shall bear the additional costs and/or delays caused to the Contractor by breach of contract on the part of the Employer. In addition, the parties to the contract may separately stipulate the manner to afford the liability and the method of calculation in the Special Contract Terms.

16.1.3 Termination of the contract due to the Employer’s reason

Except as otherwise stipulated in the Special Contract Terms, if the Employer fails to rectify its violation of the contract after 28 days of the construction suspension in accordance with Section 16.1.1 [Circumstances of breach by the Employer] by the Contractor and frustrates the purpose of the contract, the Contractor has the right to terminate the contract, and the Employer shall bear the incurred additional expenses.

16.1.4 Payment after the contract termination due to the fault of the Contractor

The Employer shall make the following payments and release the performance guarantee within 28 days after the Contractor terminates the contract in accordance with the article:

(1) The payment for the completed work prior to the contract termination;

(2) The price for the materials, engineering equipment and other items ordered and paid by the Contractor for the construction of the project;

(3) The payment the Contractor makes for withdrawal from the construction site and demobilization of the Contractor’s personnel;

(4) Liquidated damages payable before the contract termination as agreed in the contract;

(5) Other payments due to the Contractor as agreed in the contract;

(6) The quality deposit that should be refunded as agreed in the contract;

(7) The losses caused to the Contractor by the contract termination.

If the parties to the contract fail to reach an agreement in settlement of contract termination, it shall be handled in accordance with section 20 [Dispute Resolution].

73

The Contractor shall properly carry out the work of protection and transfer of the completed project and the purchased materials and engineering equipment related to the completed project, and withdraw the construction equipment and personnel from the construction site. The Employer shall provide the necessary conditions for the Contractor to make the withdrawal.

16.2 Breach of contract by the Contractor

16.2.1 Circumstances of breach of contract by the Contractor

If any of the following occurs, the Employer breaches the contract:

(1) The Contractor subcontracts in violation of the contract or illegally subcontracts;

(2) The Contractor purchases and uses substandard materials and engineering equipment in violation of the contract;

(3) The quality of the project does not meet the contract requirements due to the Contractor’s reasons;

(4) The Contractor violates Section 8.9 [Particular requirements of materials and equipment] and removes without permission the materials or equipment that have been transported into the site in accordance with the contract;

(5) The Contractor fails to complete the work as stipulated in the contract on time and causes delay of construction schedule;

(6) The Contractor fails to repair the engineering defects within a reasonable period of time during the defect liability period and the warranty period, or refuses to repair in accordance with the requirements of the Employer;

(7) The Contractor expressly states or indicates through its conduct failure to perform the main obligations of the contract;

(8) The Contractor fails to perform other obligations in accordance with the contract.

If the Contractor has breach of contract other than clause (7), the Supervisor may issue a notice of rectification to the Contractor requesting that the Contractor correct the breach within the specified time limit.

16.2.2 Liability of the Contractor for breach of contract

The Contractor shall bear the increased costs and/or delays due to its breach of contract. In addition, the parties to the contract may separately stipulate in the Special Contract Terms the Contractor’s liability in terms of manner to afford the liability and calculation method for breach of contract.

16.2.3 Contract termination due to breach of contract by the Contractor

Except as otherwise stipulated in the special contract terms, in the case of breach of contract as stipulated in item (7) of Section 16.2.1 [Breach of contract by the Contractor], or after the issuance of notice by the Supervisor issues, the Contractor still fails to rectify its breach of contract within the specified reasonable period of time and the purpose of the contract is not fulfilled, the Employer has the right to terminate the contract. After the contract is terminated, the Employer shall have the right to use on the construction site the materials, equipment, provisional works, materials of the Contractor and other documents prepared by the Contractor or in his name due to the need to continue the project. The parties to the contract shall stipulate in the Special Contract Terms the manner in which the corresponding expenses shall be paid. The continued use by the Employer does not relieve or reduce the liability of the Contractor for breach of contract.

74

16.2.4 Treatment after breach of contract by the Contractor

If the contract is terminated due to the fault of the Contractor, the parties to the contract shall complete estimation, payment and clearing within 28 days after contract termination, and shall execute as follows:

(1) After the termination of the contract, the contract price corresponding to the actual work completed by the Contractor and the value of the materials, engineering equipment, construction equipment and provisional works provided by the Contractor shall be agreed and determined in accordance with Section 4.4 [Agreed or determined];

(2) After the contract is terminated, the Contractor shall pay the liquidated damages;

(3) After the contract is terminated, the loss caused to the Employer due to the termination of the contract;

(4) After the termination of the contract, the Contractor shall complete the cleanup and removal of the construction site in accordance with the instructions of the Employer and the Supervisor;

(5) The Employer and the Contractor shall conduct clearing after the contract is terminated, issue a final settlement payment certificate, and settle all the funds.

If the contract is terminated due to the fault of the Contractor, the Contractor has the right to suspend the payment to the Contractor and identify various items of payments and deducted payments. If the Employer and the Contractor fail to reach an agreement on the clearing and payment after the termination of the contract, it shall be handled in accordance with Article 20 [Dispute resolution].

16.2.5 Purchase contract equity transfer

If the contract is terminated due to the fault of the Contractor, the Employer has the right to request the Contractor to transfer the equity of the procurement contract for the materials and equipment signed by the Contractor to the Employer. The Contractor shall assist the Employer to reach a transfer agreement with the supplier of the procurement contract within 14 days after receiving the notice of contract termination. If the Contractor fails to cooperate and causes the losses on the part of the Employer, the Contractor shall compensate the Employer.

16.3 Breach of contract caused by third parties

In the process of implementing the contract, if one party violates the contract due to a third party, this party shall be liable to the other party for breach of contract. The dispute between this party and the third party shall be settled in accordance with the law or the agreement.

75

17. Force majeure

17.1 Confirmation of force majeure

Force majeure refers to natural disasters and social emergencies that are inevitable and unavoidable in the performance of the contract, such as earthquakes, tsunamis, plagues, riots, martial law, riots, rebellions, wars and other events as stipulated in the Special Contract Terms.

After the occurrence of force majeure, the Employer and the Contractor shall collect evidence of and damages caused by force majeure, and estimate resulted losses in a timely manner. In case of any discrepancy between the parties to the contract as to whether it is force majeure or his own losses, the Supervisor shall handle in accordance with the provisions in section 4.4 [Agreed or determined]. In the event of a dispute, it shall be dealt with in accordance with the provisions of Article 20 [Dispute resolution].

17.2 Notice of force majeure

If either party encounters a force majeure event that hinders fulfillment of its contractual obligations, the affected party shall immediately notify the other party and the Supervisor of the contract and explain in written form the details of the force majeure and the resulted impediment, and provide the necessary proof thereof.

If the force majeure persists, the affected party shall submit an intermediate report illustrating details regarding the force majeure and the resulted impediment. Within 28 days after the event is over, the affected party shall submit a final report and relevant information.

17.3 Responsibility of force majeure

17.3.1 The consequences caused by force majeure and the losses incurred shall be borne by the parties to the contract in accordance with the law and the contract. The project that has been completed prior to the force majeure shall be paid based on quantity as stipulated in the contract.

17.3.2 The consequences result from force majeure such as casualties, property loss, expense increase and/or delay of the project shall be afforded by the parties respectively in accordance with the following principles:

(1) The Employer shall be responsible for damages to permanent works, materials that have been transported to the construction site and engineering equipment, as well as casualties and property losses of to third parties;

(2) The Contractor shall bear the losses and damages to his own equipment;

(3) Each party shall be responsible for the casualties and property losses of its own personnel;

76

(4) If force majeure hinders the Contractor’s fulfillment of the contractual obligations, and has caused or will cause delay of the construction, the project schedule shall be extended accordingly. The loss incurred as a result of suspension on the part of the Contractor shall be reasonably shared by the Employer and the Contractor. The wages of the workers during the suspension shall be borne by the Contractor;

(5) If a delay in the construction is caused by force majeure and the Employer requests the Contractor to rush the work, the increased labor costs shall be borne by the Employer;

(6) The Employer shall bear the expenses for the care, cleaning and restoration of the project in accordance with the requirements of the Contractor during the period of suspension of work.

After the occurrence of force majeure, the contracting parties shall take measures to avoid and reduce losses from increasing. Any party that fails to take effective measures resulting in additional losses, that party should be liable for the enlarged losses.

In the event that force majeure occurs during the delay caused by the contracting party, such contracting party shall not be exempted from liability for breach of contract.

17.4 Termination of the contract due to force majeure

If the contract cannot be fulfilled for more than 84 consecutive days or more than 140 days in total due to force majeure, both the Employer and the Contractor have the right to terminate the contract. After the termination of the contract by both parties, the sum of payment by Employer shall be agreed or determined by the two parties in accordance with section 4.4 [Agreed or determined], and shall include:

(1) The payment for the qualified work part that the Contractor has completed before the contract is terminated;

(2) The payment for what the Contractor has ordered for the project and has delivered to the Contractor; or the payment for the materials, engineering equipment and other items that the Contractor has the obligation to accept;

(3) The payment incurred when the Employer requests the Contractor to return or cancel the order, or the cost incurred when order cannot be returned or the contract is terminated;

(4) The expenses of the Contractor’s evacuation from the construction site and the demobilization of the Contractor’s personnel;

(5) Other payments payable to the Contractor before the contract is terminated in accordance with the contract;

(6) Deduct the amount that the Contractor shall pay to the Employer in accordance with the contract;

77

(7) Other payments agreed or determined by both parties.

Unless otherwise agreed in terms of the Special Contract, when the contract terminates, the employer shall complete the payment of the above amount within 28 days after the agreement or the above payment is determined.

18. Insurance

18.1 Construction insurance

Unless otherwise stipulated in terms of the Special Contract, the Employer shall insure all risks of the construction project or all risks of the installation project; if the Employer entrusts the Contractor to insure, the insurance premium and other related expenses incurred by the applicant shall be covered by the Employer.

18.2 Injury insurance

18.2.1 The Employer shall insure work-related injury insurance in accordance with the law, and apply for work-related injury insurance for all employees at the construction site, pay the work-related injury insurance premium, and require the Supervisor and the third party hired by the Employer to execute the contract to participate in the work-related injury insurance according to law

18.2.2 The Contractor shall participate in the work-related injury insurance in accordance with the law, and apply for work-related injury insurance for all employees who execute the contract, pay the work-related injury insurance premium, and require the Contractor and the third party hired by the Employer to execute the contract to participate in the work-related injury insurance according to law.

18.3 Other insurance

The Employer and the Contractor can handle accidental injury insurance and pay insurance premiums for all personnel on the construction site, including their employees and the third-party personnel employed to execute the contract. The specific matters are stipulated by the parties to the contract in terms of the special contract.

78

Unless otherwise stipulated in terms of the special contract, the Contractor shall handle property insurance for its construction equipment.

18.4 Continuing insurance

Contractor should keep in touch with the insurer so that the insurer can keep abreast of changes in the implementation of the project and ensure that the insurance is covered by the terms of the insurance contract.

18.5 Insurance certificate

Contractor shall promptly submit to the other party a copy of the insurance documents and insurance policies of the insurance they have insured.

18.6 Remedies for not to insure as agreed

18.6.1 If the Employer fails to apply for insurance according to the contract, or fails to make the insurance continue to be effective, the Contractor may handle it on his behalf, and the required expenses shall be borne by the Employer. If the Employer fails to apply for insurance according to the contract, and fail to obtain full compensation, the Employer shall be responsible for making up the compensation.

18.6.2 If the Contractor fails to apply for insurance according to the contract, or fails to make the insurance continue to be effective, the Employer may handle it on his behalf, and the necessary expenses shall be borne by the Contractor. If the Contractor fails to handle the insurance as stipulated in the contract, and the Contractor fails to receive full compensation, the Contractor shall be responsible for making up the compensation.

18.7 Notification Obligation

Unless otherwise stipulated in the Special Contract, if the Employer changes the insurance contract other than the work-related injury insurance, it shall obtain the consent of the Contractor in advance and notify the Supervisor; if the Contractor changes the insurance contract other than the work-related injury insurance, it shall obtain the consent of the Employer and notify the Supervisor.

79

When an insurance accident occurs, the insured shall report to the insurer in time according to the conditions and time limit stipulated in the insurance contract. The Employer and the Contractor shall notify the other party in time after they know that the insurance accident has occurred.

19. Claim

19.1 Claim of The Contractor

According to the contract, if the Contractor believes that he has the right to receive additional payment and/or extend the construction period, he shall file a claim with the Employer according to the following procedures:

(1) The Contractor shall, within 28 days after knowing or should be aware of the occurrence of the claim, submit to the Supervisor a Notice of Intent to Claim and explain the cause of the claim; if the Contractor fails to issue the Notice of Intent to Claim within the above 28 days, it shall lose the request for additional payment and /or the right to extend the duration;

(2) The Contractor shall formally submit the claim report to the Supervisor within 28 days after the issuance of the Notice of Intent for Claim; the claim report shall specify the reasons for the claim and the amount of the additional payment requested, and/or the extended duration, together with the necessary records and supporting materials;

(3) Where the claim has a continuing impact, the Contractor shall continue to submit a continuation claim notice at reasonable intervals, indicating the actual situation and records of the continuing impact, and list out the accumulated additional payment amount and/or the extension of the construction period;

(4) Within 28 days after the end of the impact of the claim, the Contractor shall submit a final claim report to the Supervisor stating the amount of the additional payment for the final claim and/or the extended duration, with the necessary records and supporting materials.

80

19.2 Treatment of contractor’s claim

The treatment of the Contractor’s claim is as follows:

(1) The Supervisor shall complete the review and submit it to the Employer within 14 days of receipt of the claim report. If the Supervisor has objections to the claim report, he has the right to request the Contractor to submit a copy of all the original records;

(2) The Employer shall, within 28 days after the Supervisor receives the claim report or further supporting materials for the claim, issue the claim processing result signed by the Employer to the Contractor. If the Employer replies overdue, it shall be deemed to recognize the claim of the Contractor;

(3) If the Contractor accepts the result of the claim processing, the claim shall be paid in from the progress payment during the period; if the Contractor does not accept the result of the claim, it shall be addressed in accordance with Article 20 [Dispute Resolution].

19.3 Claim of the Employer

According to the contract, if the Employer believes that he has the right to receive the payment and/or extend the defect liability period, the Supervisor shall issue a notice to the Contractor with detailed proof.

The Employer shall, within 28 days after knowing or should be aware of the claim event, submit a Notice of Intent to the Contractor through the Supervisor, and the Employer fails to issue the Notice of Intent of Claim within 28 days, shall lose the amount of claim and/or extend the defect. The right to the period of responsibility. The Employer shall formally submit a claim report to the Contractor through the Supervisor within 28 days after the release of the Notice of Intent for Claim.

19.4 Treatment of the claim of the Employer

The treatment of the claimant’s claim is as follows:

(1) After receiving the claim report submitted by the Employer, the Contractor shall promptly review the contents of the claim report and check the certification materials of the Employer;

81

(2) The Contractor shall, within 28 days after receipt of the claim report or further supporting materials of the claim, reply the result of the claim processing to the Employer. If the Contractor fails to respond within the above-mentioned time limit, it shall be deemed to be an endorsement of the Employer's claim.

(3) If the Contractor accepts the result of the settlement of claims, the developer may deduct the amount of compensation or extend the period of liability for defects from the contract price payable to the Contractor; if the developer does not accept the result of the settlement of claims, it shall be addressed in accordance with the agreement of Article 20 [Dispute Resolution].

19.5 Time limit for filing claims

(1) Upon the receipt of the completion payment certificate by the Contractor in accordance with Article 4.2 [Completion Settlement Audit], it shall be deemed as no right to file any claim arising prior to the issuance of the Engineering Receive Certificate.

(2) The final settlement application form submitted by the Contractor in accordance with Sub-Section 14.4 [Final Closing] is limited to the claim arising after the issuance of the Engineering Receiving Certificate. The time limit for filing a claim is terminated when the final settlement certificate is accepted.

20. Dispute resolution

20.1 Reconciliation

Both parties of the contract may settle the dispute on their own, and if they reach an agreement on their own settlement, they shall sign and seal the contract as a supplementary document to the contract, and both parties shall comply with it.

20.2 Mediation

Both parties of the contract may mediate the construction of the competent administrative department, industry association or other third party for the dispute, and if the agreement is reached through mediation, both parties shall sign and supplement the contract as a supplementary document to the contract, and both parties shall comply with it.

82

20.3 Dispute review

Both parties of the contract stipulate the Special Contract to adopt a dispute review method to resolve the dispute and the review rules, and execute according to the following conventions:

20.3.1 Determination of the dispute review panel

Both parties of the contract may jointly select one or three dispute reviewers to form a dispute review panel. Except as otherwise stipulated in the Special Contract terms, both parties of the contract shall select the dispute reviewer within 28 days after the contract is signed or within 14 days after the dispute occurs.

If a dispute reviewer is selected, it shall be jointly determined by both parties of the contract; if three dispute reviewers are selected, one of them shall be selected, and the third member shall be the chief dispute reviewer, which shall be jointly determined by both parties of the contract or entrusted by both parties of the contract. The third-level chief controversy judge shall be jointly determined by the designated controversy reviewer or by the accreditation body stipulated in the Special Contract terms.

Except as otherwise stipulated in the Special Contract terms, the assessor's remuneration shall be borne by the Employer and the Contractor.

20.3.2 Decision of the Dispute Review Panel

Both parties of the contract may jointly submit any disputes relating to the contract of the Dispute Review Panel for review at any time. The Dispute Review Panel shall adhere to the principles of objectivity and impartiality, fully listen to the opinions of both parties of the contract, and reach written decisions within 14 days after receiving the report on the application for dispute review in accordance with relevant laws, norms, standards, case experiences and business practices, and explain the reasons. Both parties of the contract may separately agree on this matter in terms of the Special Contract.

20.3.3 Effect of the decision of the dispute review panel

The written decision made by the dispute review panel shall be binding on both parties after being signed and confirmed by both parties of the contract, and both parties shall comply with it.

83

If either party does not accept the decision of the dispute review panel or does not perform the decision of the dispute review panel, both parties may choose to adopt other dispute resolution methods.

20.4 Arbitration or litigation

Due to disputes arising from contracts and contractual matters, both parties of the contract may stipulate one of the following ways to resolve the dispute in terms of the Special Contract:

(1) Apply to the agreed arbitration committee for arbitration;

(2) Prosecuted to a people's court with jurisdiction.

20.5 Dispute resolution clause

The terms of the contract relating to dispute settlement exist independently, and the modification, termination, invalidation or withdrawal of the contract does not affect its effectiveness.

21. Supplementary clauses: both parties shall, in accordance with the relevant laws and administrative regulations, combine the actual conditions of the project and, after consensus, stipulate in terms of the Special Contract.

84

Part III Special contract terms

1. General agreement

1.1 Word Definition

1.1.1 Contract

1.1.1.10 Other documents of the contract include:        N/A            .

1.1.2 Contract party and other interested parties

1.1.2.4 The Supervisor:

Company name: Beijing Kangdi Construction Supervision Consulting Co., Ltd.

Quality Category and Level: Class A Housing Construction Project;

Telephone: 010-5945528

Email: kdgcglb@163.com;

Address: 6/F, Building 1, No. 398, Zhongdong Road, East Xiaokou Town, Changping District, Beijing.

1.1.2.5 Designer:

Company name: China International Engineering Design & Consult Co. Ltd;

Quality Category and Level: Class A Housing Construction Industry (Construction Project);

Telephone: 010-68424905;

Email: wkp-2001@163.com;

Address: Huatong Plaza, A No.19, West Chegongzhuang Road, Haidian District, Beijing.

1.1.3 Construction and equipment

85

1.1.3.7 Other sites as part of the construction site include temporary living areas and temporary office areas, production sites and storage sites.

1.1.3.9 Permanent occupancy includes 4 factories, 1 equipment room, 1 canteen, 1 dormitory building, 1 production building, 1 garbage house, 1 doorman, outdoor road floor engineering, indoor and outdoor water supply and drainage power engineering, firefighting and other ancillary facilities.

1.1.3.10 Temporary occupancy includes temporary living area, temporary office area, production site and storage yard.

1.3 Law

Other normative documents applicable to contracts include the Contract Law of the People's Republic of China, the Construction Law of the People's Republic of China, the Law of the People's Republic of China on Tendering and Bidding, the Ministry of Construction of the People's Republic of China and other relevant ministries and relevant regulations of the relevant administrative departments in Wuqing District of Tianjin City.

1.4 Standards and specification

1.1.4 Standards and specifications applicable to engineering include current national, local and industrial norms

1.4.2	The Employer provides the names of foreign standards and norms: / ;

The number of copies of foreign standards and norms provided by the Employer:                                                                                                                               /                                                               ; The Employer provides the names of foreign standards and norms:                          /                         .

1.4.3 Special requirements of The Employer for technical standards and functional requirements of the project:                 /                                                .

86

1.5 Priority of Contract Documents

The composition and priority of contract documents are as follows:

(1) Contract Agreement

(2) Notice of successful bidding (if any);

(3) Tender letter and its appendix (if any);

(4) Terms of the special contract and its annexes;

(5) General contract terms;

(6) Technical standards and requirements;

(7) Drawings;

(8) Bills of quantities or budgets of priced works;

(9) Other contract documents.

1.6 Drawings and Contractor Documents

1.6.1 Provision of drawings

Deadline for the Employer to provide drawings to the Contractor is within 15 days before commencement of construction;

The number of drawings provided by the Employer to the Contractor is six sets of construction drawings (completed drawings are provided separately);

The Employer provides the Contractor with the contents of the drawings include all professional drawings of the project.

1.6.4 The Contractor document

Documents to be provided by the Contractor include construction organization design and construction scheme;

87

Deadline for the documents provided by the Contractor is one week after the start of the project;

The number of documents provided by the Contractor is one set;

The documents provided by the Contractor shall be in the form of written submission;

Deadline for the issuer to examine and approve the Employer's documents should be after submission of documents by the Contractor.

1.6.5 On-site drawing preparation

The agreement on the preparation of site drawings is that no other use shall be allowed except for this project.

1.7 Liaison

1.7.1 Within 7 days, the developer and the Contractor shall deliver the notice, approval, certificate, certificate, instructions, instructions, requirements, requests, consents, opinions, confirmations and decisions relating to the contract to the other party.

1.7.2 The place where the Employer receives documents is the Employer's on-site office;

The recipient designated by the Employer is Xing Wei;

The place where the Contractor Receives Documents is the Contractor's on-site office;

The recipient designated by the Contractor is Zheng Jiansong;

The place where the Supervisor Receive Documents is the Supervisor's on-site Office

The recipient designated by the Supervisor is Bai Jinhui;

88

1.10 Transportation

1.10.1 The rights to access the scene

Agreement on the rights to enter and leave the site is that no third-party personnel unrelated to the project shall enter the construction site without the approval of the issuer or contractor (except the Supervisor).

1.10.3 On-site transportation

The agreement on the boundary between over-the-counter transportation and over-the-counter transportation shall be in line with the red line.

The agreement that the Employer shall provide the Contractor with free road and transportation facilities in the construction site to meet the construction needs of the project to meet the Contractor's requirements of access to water supply, electricity and roads as well as land leveling

1.10.4 Transportation of Oversized and Overweight Parts

The temporary reinforcing and renovating expenses of roads and bridges and other related expenses for transporting super-heavy or super-heavy parts shall be borne by both parties if otherwise agreed.

1.11 Intellectual Property Rights

The ownership of the copyright in the drawings provided by the Employer to the Contractor, the technical specifications compiled or entrusted by the Employer for the implementation of the project and documents reflecting the requirements of Contract A or other similar nature of the contractor owned by the Employer

Requirements concerning the limitations on the use of the above documents provided by the Employer is that they can only be used in this project.

1.11.2 The ownership of copyright in documents prepared by the Contractor for the implementation of the project is owned by the Contractor.

1.11.4 The approach the Contractor shall bear the royalties for the use of patents, proprietary technologies and technical secrets used in the construction process: N/A .

89

1.13 Correction of Errors in Bill of Quantities

Whether to adjust the contract price when the bill of quantities errors occur and the quantity deviation range that cause such adjustment: Special Contract Terms Section 10.4.1 shall apply.

2. The Employer

2.2 The representative of The Employer

The representative of The Employer:

Name: Xing Wei;

ID number: * * *;

Title: Project Director;

Telephone: * * *;

Email: weix@jumei.com;

Address: No. 43, Guda Road, Jingbin Industrial Park, Wuqing District, Tianjin.

The authorized scope of the Employer representative is as follows: responsible for supervision and management of the quality, safety, progress and investment of the project site; responsible for coordinating the related matters of the project construction of the exploration, design, supervision, construction and other units as well as the relevant government management departments and local related departments; responsible for communication and coordination between the project site matters and the relevant departments of the company.

2.4 Construction Site, Construction Conditions and Provision of Basic Information

2.4.1 Provide construction site

Requirements for the deadline for the transfer of the Employer to the construction site: N/A .

90

2.4.2 Construction Conditions

The Employer shall be responsible for providing the necessary conditions for the construction, including: in addition to the general terms, the Employer shall also give the position of the leveling point and coordinate control point to the Contractor in writing.

3. The Contractor

3.1 General obligations of The Contractor

(9) Contents of the completion data submitted by the Contractor include information on the conditions for commencement, information in the construction process, and completion plans.

The number of completed data sets to be submitted by the Contractor is two sets.

The cost of the completed data submitted by the Contractor shall be borne by the contractor.

Delivery time of completion data submitted by the Contractor is 7 days before submission of completion report.

Formal requirements for completion documents submitted by the Contractor are paper and stamped.

(10) Other obligations to be performed by the Contractor: N/A.

3.2 Project Manager

3.2.1 Project Manager:

Name: Zheng Jiansong;

ID Number: * * *;

Construction Qualification Level: First Class Construction Engineer;

Construction Certificate No.:     浙 133121331611;

91

Constructor's Practice Seal No.: 浙133121331611(00);

Qualification Certificate Number of Safety Production Assessment: 浙建安 B(2014)0990019;

Mobile: * * *;

Email: udb789120@163.com;

Address: _______________;

The scope of the Contractor authorization to the Project Manager is as follows: to perform Contract on behalf of the Contractor; directly responsible for the construction of the project in each work content, Project Manager in any act of the project directly to the Contractor, the Contractor bears the corresponding consequences and responsibilities.

Project Manager's monthly time requirement at the construction site should be no less than 23 days a month, special reasons need to be agreed by the Employer.

The Contractor’s liability for breach of contract without submission of labor contract and without payment of social insurance certificate for Project Manager is to implement of general contract clause;

Project Manager is liable for breach of contract if he leaves the construction site without permission within one day (including one day). The Project Magager will be fined RMB1,000, and if the circumstances are serious, the Employer may decide to replace Project Manager.

3.2.3 The liability for the Contractor replacing Project Manager's without authorization is that the Employer does not bear the liability for breach of contract, and the Contractor shall pay a liquidated damages of RMB20,000.

3.2.4 The liability for the Contractor refusing to replace project without fair reasons is that the Employer does not bear the liability for breach of contract, and the Contractor shall pay a liquidated damages of RMNB10,000.

92

3.3 Contractor personnel

3.3.1 Deadline for the Contractor to submit the report of project management organization and construction site management personnel arrangement: the General Contract Terms shall apply.

3.3.3 The liability for the Contractor refusing to replace main construction management personnel without fair reasons is that the Employer does not bear the liability for breach of contract, and the Contractor shall pay a liquidated damages of RMB5,000.

3.3.4 The approval requirement for main construction management personnel of the Contractor to leave the construction site: the General Contract Terms shall apply.

3.3.5 The liability for the Contractor replacing main construction management personnel without authorization is that the Employer does not bear the liability for breach of contract, and the Contractor shall pay the liquidated damages of RMB8,000.

The liability for the main construction management personnel of the Contractor to leave the construction site without permission is that the Employer does not bear the liability for breach of contract, and the Contractor shall pay the liquidated damages of RMB1,000 for each breach by such personnel.

3.5 Sub-contracting

3.5.1 General agreement for sub-contracting

Prohibited sub-contracting projects include not to sub contract within the scope of the construction contract without the approval of the Employer.

Subject structure, scope of key work:  N/A.

3.5.2 Confirmation of sub-contracting

Professional projects that allow subcontracting include:    N/A.

Other agreements on subcontracting:         N/A.

3.5.4:　Subcontract price

The agreement on payment of the subcontract price:         N/A.

93

3.6 Engineering Care and Protection of Finished and Semi-finished Products

The starting time of the Contractor who is responsible for the project and the materials and equipment related to the project is to implement general terms and conditions.

3.7 Performance guarantee

If the Contractor provides performance guarantee: No.

The form, amount and duration of the performance guarantee provided by the Contractor are as follows: N/A.

4. The Supervisor

4.1 General Regulations of The Supervisor

The Supervisor's supervision content: 1. The Supervisory work of all projects shown in design drawings of ground, foundation, and foundation pit protection (including earthwork excavation, dewatering), main structure, building roof, water supply, drainage and heating, ventilation and air conditioning, building electrical outdoor engineering, etc.

The Authority of the Supervisor is that all the Rights granted to the Supervisor by the Contract.

The agreement of the Supervisor on the provision of office and living places and the cost of the construction site is that the client provides the corresponding personnel, houses, materials, equipment and facilities. The client provides one office room and two accommodation rooms are provided freely.

4.2 The Supervisor

Chief engineer for construction inspection

Name: Bai Jinhui

Title: Chief engineer for construction inspection;

Engineer for construction inspection Qualification Certificate Number: 11011984;

94

Mobile: * * *;

Email: 386702903@qq.com;

Address: * * *;

Other agreement on the Supervisor: No.

4.4 Negotiation and confirmation

When the Employer and the Contractor are unable to reach an agreement through consultation, the Employer authorizes the Supervisor to determine the following matters:

(1) The workload occurring on site beyond the construction drawings;

(2) In case of stoppage of work, underemployment, natural disasters, etc., confirm the claim in accordance with the laws and regulations of the government;

(3) Chief Engineer shall notify the Employer and the Contractor in writing of the determination, with detailed enclosed. If the party concerned to the contract have no objection to the determination of the Chief Engineer within 10 days, it shall be carried out in accordance with the determination of the Chief Engineer. If any party concerned to the contract has any objection, it shall be settled in accordance with the provisions of Article 20 [Dispute Settlement].

5. Construction Quality

5.1 Requirement on the quality

5.1.1 Special Quality Standards and Requirements: .

The agreement on engineering awards: .

5.3.2 Deadline for the Contractor to notify the Supervisor in advance of the concealed project inspection: the General Contract Terms shall apply.

When the Supervisor fails to carry out the inspection on time, he shall submit a written extension requirement 24 hours in advance.

95

The maximum extension shall not exceed: 48 hours.

6. Safe and civilized construction and environmental protection

6.1 Safe and civilized construction

6.1.1 Achieving the Goal of Safety Production of Projects and the Agreement of Relevant Matters is to implement the Laws, regulations and requirements of local documents.

6.1.4 Special agreement on Security: / .

Agreement on the preparation of construction site public security management plan: / .

6.1.5 Civilized construction

Requirements of Contract Parties for Civilized Construction: implement General Contract Provisions.

6.1.6 The stipulation on the proportion and deadline of payment for safe and civilized construction fees is the proportion of construction progress shall be paid together with the progress payment.

7. Deadline and progress

7.1 Construction Organization Design

7.1.1 Other contents of the construction organization design agreed by the party concerned to the construction organization design contract include: No.

7.1.2 Submission and modification of construction organization design

Deadline for the Contractor to submit detailed construction organization design should be within 7 days after the signing of the contract.

96

7.2 Construction progress plan

7.2.2 Revision of construction schedule

Deadline for the Employer and the Supervisor to confirm or propose amendments upon receipt of the revised construction schedule: the General Contract Terms shall apply.

7.3 Operation

7.3.1 Preparation for operation

Deadline for the Contractor to submit the project operation report for review should be within 7 days after signing the contract.

Preparations and deadlines for other start-up work to be completed by the Employer should be 7 days before the start-up date.

Preparations and deadlines for other start-up work to be completed by the Contractor should be 7 days before the start-up date.

7.3.2 Notice for operation

If the Supervisor fails to issue a notice of commencement within 90 days of the planned commencement date due to the reasons of the Employer, the Contractor shall have the right to request price adjustment or terminate the contract.

7.4 Measurement Setting-out

7.4.1 Deadline for the Employer to provide the Contractor with measurement datum points, datum lines and datum points and their written information through the Supervisor: the General Contract Terms shall apply.

7.5 Delay in construction

7.5.1 Delays due to the Employer

(7) Other cases of delay due to the reasons of the Employer include if the delay is due to the reasons of the Employer, deadline shall be postponed accordingly.

97

7.5.2 Delays due to the Contractor

Due to the delay caused by the Contractor, the calculation method of liquidated damages for overdue completion is as follows: for each day of delay, 0.5% of the provisional total price of the project stipulated in this agreement shall be paid as liquidated damages.

The maximum penalty for breach of contract for overdue completion is 1% of the contract price due to the delay caused by the Contractor.

7.6 Adverse material conditions

Other circumstances and relevant agreements that are not conducive to material conditions: the General Contract Terms shall apply.

7.7 Abnormally harsh climatic conditions

The Employer and the Contractor agree that the following conditions are exceptionally bad weather conditions:

(1) Continuous heavy rain over 100 mm for two days;

(2) Earthquakes of magnitude 5 or above;

(3) Hail and floods that have not occurred for more than 30 years;

(4) Gale above grade 10.

7.9 Award for early completion

7.9.2 Award for early completion is depending on the actual situation of the Employer.

8. Materials and equipment:

8.4 Custody and use of materials and construction equipment

8.4.1 Assumption of storage costs for materials and equipment supplied by the Employer is the cost of procurement and storage services is calculated according to 3% of the materials and equipment provided by the Employer.

8.6 Sample

8.6.1 Sample submission and storage

Material or engineering equipment requiring the Contractor to submit sample, type, name, specification and quantity of the sample are random sampling of the main materials for use only after passing the inspection.

98

8.8 Construction equipment and temporary facilities

8.8.1 Construction equipment and temporary facilities provided by the Contractor.

Agreement on the cost of construction of temporary facilities: to be negotiated.

9. Test and Inspection

9.1 Testing equipment and personnel

9.1.2 Testing equipment

Test sites to be allocated in construction site is to test block maintenance room and pool.

Test equipment for construction site:      /         .

Other test conditions required for construction site:       /              .

9.4 On-site process testing

Relevant agreements for on-site process testing:      /        .

10. Change

10.1 Range of change

Agreements on the scope of change include drawings review, engineering contact sheet, engineering visa, design change sheet and other approval documents of the Employer.

99

10.4 Valuation of change

10.4.1 The principle of the valuation of change

Agreements on change valuation include increase or decrease of workload settled according to actual accounts. The unit price of engineering alteration shall be recorded according to the following principles: 1. There is a comprehensive unit price in the contract, and it shall be executed according to the comprehensive unit price already in the contract; 2. There is an approximate comprehensive unit price in the contract, and the approximate comprehensive unit price shall be in accordance with the approximate comprehensive unit price; 3. The comprehensive unit price shall be re-compiled according to the tender caliber if the characteristics of the drawings and the tender list items are inconsistent; 4. Increases or decreases the price of the material and labor information can also be applied to change content.

10.5 The Contractor Rationalization Suggestions

Deadline for the Supervisor to review the rationalization proposal of the Contractor: the General Contract Terms shall apply.

Deadline for the Employer to examine and approve the rationalization proposal of the Contractor: the General Contract Terms shall apply.

The reward and amount of the Contractor proposed reasonable suggestion to reduce contract price or increase the economic benefits of the project are according to the actual situation, calculate separately.

11. Price adjustment

11.1 Adjustments caused by market price fluctuations

Whether the market price fluctuations adjust the contract price: Yes.

The contract price is adjusted by market price fluctuations, and the contract price is adjusted according to the following third way:

The first way: use the price index to adjust the price.

Conventions for adjustable factors, fixed and variable weights, and basic price indices and their sources: ________

The second way: use the cost information to adjust the price.

(2) The agreement on the benchmark price:     /.

100

Special Contract Clause 1: The contractor stated that the unit price of the material stated in the listed bill of quantities or budget book is lower than the benchmark price: When the unit price increase of the special contract terms during the performance of the contract exceeds % based on the benchmark price, or when the unit price decline is more than % based on the unit price list or the unit price stated in the budget book, the excess is adjusted according to the actual price.

Special Contract Clause 2: The unit price of the material stated by the contractor in the listed price list or budget book is higher than the benchmark price: When the unit price decline of the material under the contract terms of the special contract terms exceeds % based on the benchmark price, the unit price increase is more than % when the unit price increase is based on the unit price list or the unit price stated in the budget book.

Special Contract Clause 3. The unit price of the material specified by the contractor in the listed price list or budget book is equal to the unit price of the benchmark: When the unit price increase or decrease during the contract performance period of the special contract terms exceeds ±3 % based on the benchmark unit price, the excess is adjusted according to the actual situation.

The third way: other price adjustment methods: The material and labor costs are based on the construction project price of July 2018 in Wuqing District, Tianjin (if Wuqing District has no material information price, refer to Tianjin and the material information price of each district).

The formula for the replenishment of the direct cost of materials: (the average price of the actual construction period - the benchmark price) * the number of fixed materials

The formula for the replenishment of the artificial direct fee: (the average price of the actual construction period - the benchmark price) * the number of fixed labor

The total price of the replenishment materials and labor direct charges will be entered into the 2016 version of the Tianjin pricing quota, and the fee will be charged according to the bid.

101

12. Contract price, measurement and payment

12.1 Contract price form

1. Unit price contract.

The range of risks included in the combined unit price:   /   .

The calculation method of risk cost:   /   .

Adjustment method for contract price outside the risk range:   /   .

2. Total price contract

The total price includes a range of risks:   /   .

The calculation method of risk cost:   /   .

The method of adjusting the contract price outside the risk range:   /   .

3. Other price methods:   /   .

12.2 Advance payment

12.2.1 Payment of advance payment

The proportion or amount of prepayment payment: 30% of the tentative construction cost of the steel structure in the contract, and 10% of the remaining provisional contract cost as the project advance payment.

Prepayment payment period: Within 7 days after the contract is signed.

The method of deducting the advance payment: the advance payment is deducted in proportion to the progress payment, and the prepayment of the final progress payment must be fully deducted.

12.2.2 Advance payment guarantee

The term of the contractor’s submission of the advance payment guarantee:    /   .

The form of the advance payment guarantee is:    /   .

102

12.3 Measurement

12.3.1 Principles of measurement

Engineering quantity calculation rules: National Standard of the People's Republic of China GB50500-2013 Construction Engineering Quantity List Pricing Specification". The amount of earth and stone works has a construction plan according to the construction plan, and there is no construction plan to calculate the rule according to the budget.

12.3.2 Measurement period

Agreement on the measurement cycle: the General Contract Terms shall apply.

12.3.3 Measurement of unit price contract

Agreement on the measurement of unit price contracts: the General Contract Terms shall apply

12.3.4 Measurement of the total price contract

Agreement on the measurement of total price contracts:   /   .

12.3.5 If the total price contract is measured by the payment breakdown table, it is applicable to the measurement of the provisions of Section 12.3.4 [Measurement of the total price contract]:   /   .

12.3.6 Measurement of other price forms of contracts

Other forms of pricing and procedures:   /   .

12.4 Project progress payment

(1) During the course of the project, within 14 days after the engineer confirms the measurement result, the Contractor shall pay the Contractor's construction cost (progress payment) according to 85% of the actual completed project volume per month; after the steel structure enters the field and passes the acceptance test, it pays the construction project quantity and price together with the progress payment.

(2) Within 14 days from the date of completion and acceptance of the project, the Employer shall pay 90% of the cost of the actual completion of the project by the Employer.

103

(3) Within 14 days from the date of completion and completion of the completion settlement procedures, the Employer shall pay 97% of the total settlement cost of the Project.

(4) 3% of the total remaining settlement cost is used as the quality warranty. The Employer shall pay the 3% of the remaining settlement cost within 14 days from the date when the Employer receives the 3% of the total guarantee price of the project issued by the Contractor. Within 14 days from the start of the quality warranty period, the Employer will return the Warranty Letter to the Contractor.

12.4.1 Payment cycle

Agreement on the payment cycle: the General Contract Terms shall apply.

12.4.2 Preparation of Progress Payment Request Form

Agreement on the preparation of a progress payment request form: the General Contract Terms shall apply.

12.4.3 Submitting a Progress Payment Request Form

(1) Contract for submitting a unit price contract progress payment application form: the General Contract Terms shall apply.

(2) Agreement for the submission of the total price contract progress payment application form:   /   .

(3) Agreement for the submission of progress payment application forms for other price forms contracts:   /   .

12.4.4 Progress Payment Review and Payment

(1) The period during which the supervisor reviews and submits the contractor: the General Contract Terms shall apply

The time limit for the issuer to complete the approval and issue the progress payment certificate: Except as stipulated in the Special Contract Terms, the General Contract Terms shall apply.

104

(2) The time limit for the issuer to pay the progress payment: Except as stipulated in the Special Contract Terms, the General Contract Terms shall apply.

The method of calculating the liquidated damages for the overdue payment of the contractor: the bank loan interest for the same period of payment.

12.4.6 Preparation of payment breakdown table

2. Preparation and approval of the total price contract payment breakdown table:    /   .

3. Preparation and approval of the payment breakdown table of the total price of the unit price contract:    /   .

13. Acceptance and trial run

13.1 Sub-item project acceptance

13.1.2 When the Supervisor fails to accept the inspection on time, the written extension request shall be submitted 24 hours in advance.

The maximum delay may not exceed: 48 hours.

13.2 Completion acceptance

13.2.2 Completion Acceptance Procedure

Agreement on the completion acceptance procedure: the General Contract Terms shall apply.

The method for calculating the liquidated damages for the Employer to organize the completion acceptance and issue the project acceptance certificate in accordance with this agreement: If the economic loss caused to the Contractor is borne by the Employer.

If the Contractor fails to submit the application for completion acceptance in time, it shall pay 0.005% of the provisional total price of the project as a penalty for breach of contract for each delay of one day.

13.2.5 Handover and reception of all and part of the project.

105

The term of the Contractor’s transfer of the project to the Employer: the General Contract Terms shall apply.

If the Employer fails to accept all or part of the project as stipulated in this contract, the calculation method of liquidated damages shall be: If the causes economic losses to the Contractor, the loss shall be borne by the Employer.

If the Contractor fails to hand over the project on time, the method for calculating the liquidated damages shall be: it shall pay 0.005% of the provisional total price of the project as a penalty for breach of contract for each delay of one day.

13.3 Trial Run

13.3.1 Trial Run Procedure

Trial run content:    /   .

(1) The cost of a single-machine no-load test is assumed by    /   ;

(2) The cost of the no-load linkage test is assumed by    /

13.3.3 Feed-test

Agreement on matters related to the feed-test     /

13.6 Exit after completion

13.6.1 Exit after completion

The deadline for the Contractor to complete the completion of the exit: Receive the notice of the withdrawal of the Employer within 28 days.

14. Completion settlement

14.1 Application for completion settlement

The deadline for the Contractor to submit an application for completion settlement: the General Contract Terms shall apply.

The contents of the completed settlement application form: the General Contract Terms shall apply

106

14.2 Completion Settlement Review

The time limit for the Employer to approve the completion payment application form: the General Contract Terms shall apply.

The time limit for the Employer to complete the completion payment: Except as stipulated in the Special Contract Terms, the General Contract Terms shall apply.

Ways and procedures for reviewing the objection to the completion payment certificate: the General Contract Terms shall apply.

14.4 Final settlement

14.4.1 Final settlement application form

The number of copies of the final settlement application submitted by the contractor: two copies.

The time limit for the contractor to submit the final settlement application form: the General Contract Terms shall apply.

14.4.2 Final settlement certificate and payment

(1) The time limit for the Employer to complete the final settlement application and issue the final settlement certificate: Except as stipulated in the Special Contract Terms, the General Contract Terms shall apply.

(2) The time limit for the Employer to complete the payment: Except as stipulated in the Special Contract Terms, the General Contract Terms shall apply.

15. Defect liability period and warranty

15.2 Defect liability period

The specific period of the defect liability period: refer to the Engineering Quality Warranty for details.

107

15.3 Quality assurance

Agreement on whether to detain the quality deposit: Yes.

15.3.1 The manner in which the contractor provides quality assurance

The quality assurance deposit is in the first of the following ways:

(1) Guarantee letter of quality guarantee, the guaranteed amount is: 3% of the contract price;

(2)       / % of the contract price;

(3) Other methods:       / .

15.3.2 Detention of quality deposit

The retention of quality deposits takes the following third methods:

(1) Deferred deductible when paying the progress of the project. In this case, the calculation base of the quality deposit does not include the payment, deduction and price adjustment of the advance payment;

(2) Deducting the quality deposit at one time when the project is completed;

(3) Other detention methods: Execute the Special Contract Terms Section 12.4 (4).

Supplementary Agreement on Quality Assurance: None.

15.4 Warranty

15.4.1 Warranty Liability

The engineering warranty period is as follows: Refer to the Engineering Quality Warranty for details.

15.4.3 Repair Notice

The reasonable time for the Contractor to receive the warranty notice and arrive at the project site: Within 24 hours, the maximum time shall not exceed 48 hours.

108

16. Default

16.1 The Employer defaults

16.1.1 The situation in which the Employer defaults

Other circumstances in which the Employer defaults: None.

16.1.2 Responsibility of the Employer for breach of contract

The manner and calculation method of the Employer’s liability for breach of contract:

(1) Failure to file a notice of breach of contract within 7 days prior to the planned start date due to the Employer: the General Contract Terms shall apply.

(2) Failure to pay the contractual price of the contract due to the Employer: Paying the bank loan interest for the same period of the payable

(3) If the Employer violates the provisions of Clause 2 of Section 10.1 [Scope of Change], the liability for breach of contract of self-executed work or transfer to others: the General Contract Terms shall apply.

(4) The materials, engineering equipment specifications, quantity or quality provided by the Employer are not in compliance with the contract, or the delivery date is delayed or the delivery location is changed due to the Employer: the General Contract Terms shall apply.

(5) Liability for breach of contract due to breach of contract by the contractor: the General Contract Terms shall apply.

(6) The Employer’s failure to return the contractor within the agreed time limit without a valid reason, resulting in the Employer’s failure to resume work: the General Contract Terms shall apply.

(7) Others: None.

109

16.1.3 Termination due to the breach by the Employer

The Contractor has the right to terminate the contract if the Employer fails to correct its breach of contract and causes the contract to be unsuccessful after 28 days after the construction is suspended due to the Section 16.1.1[The situation in which the Employer defaults].

16.2 Contractor default

16.2.1 The situation in which the Contractor defaults

Other circumstances in which the Contractor defaults: the General Contract Terms shall apply.

16.2.2 Responsibility of the Contractor for breach of contract

The contractor’s liability for the breach of contract and the calculation method: If the contractor has a corresponding breach of contract, the corresponding penalty will be paid according to the Special Contract Terms.

16.2.3 The contract was terminated due to the contractor’s breach of contract

Special agreement on the contractor’s breach of contract to terminate the contract: the General Contract Terms shall apply.

If the Employer continues to use the contractor’s materials, equipment, temporary works, contractor’s documents and other documents prepared by the Contractor or on its behalf at the construction site, the cost will be negotiated separately.

17. Force majeure

17.1 Confirmation of force majeure

Other circumstances considered to be force majeure in addition to the force majeure events stipulated in the general contract terms: None.

17.4 Termination of the contract due to force majeure

After the contract is terminated, the Employer shall complete the payment within 28 days after agreeing or determining the amount payable by the Employer.

110

18. Insurance

18.1 Engineering Insurance

Special agreement on engineering insurance: Implemented in accordance with national regulations.

18.3 Other insurance

Agreement regarding other insurance:    / .   .

Whether the contractor should handle property insurance for its construction equipment, etc. :    /    .

18.7 Notification obligations

Agreement on notification obligations when changing insurance contracts:    /    .

20. Dispute resolution

20.3 Dispute review

Whether the parties to the contract agree to submit the engineering dispute to the Dispute Review Panel for decision: None

20.3.1 Determination of the Dispute Review Panel

The determination of the members of the dispute review panel:    /    .

The deadline for selecting a dispute reviewer:    /    .

Remuneration commitment method for members of the dispute review panel:    /    .

Agreement on other matters:    /    .

20.3.2 Decision of the Dispute Review Panel

The parties to the contract agree on this item:    /    .

111

20.4 Arbitration or litigation

Disputes arising from contract establishment, content, interpretation, validity, and breach of contract, dispute resolution clauses and all other matters related to the contract shall be resolved in the following first manner:

(1) Applying for arbitration to the Tianjin Arbitration Commission;

(2) Prosecuting in the People's Court of Wuqing District.

21. Supplementary terms

None

112

Annex

Annex to the agreement:

Attachment 1: List of contractors contracting projects

Attachments to the special contract terms:

Attachment 2: Engineering Quality Warranty

113

Attachment 1: List of contractors contracting projects

Unit project name	Construction scale	Building area (m2)	structure type	Number of layers	Production capacity	Device installation content	Tentative contract price (RMB)	Date of planned start	Date of planned completion
1# Factory		21662.44	Light steel structure	1			44309140	18.11.6	19.7.4
2# Factory		21662.44	Light steel structure	1			43993661	18.12.15	19.10.7
3# Factory		21549.13	Light steel structure	1			45649668	18.11.23	19.9.15
4# Factory		21549.13	Light steel structure	1			43175541	19.1.5	19.11.5
5# Equipment room		1698.12	Concrete frame structure	1			12176071	18.12.23	19.7.4
6# Cafeteria		2794.52	Concrete frame structure	2			11012923	19.3.15	19.11.17
7# Dormitory Building		4456	Concrete frame structure	4			17244142	18.12.23	19.12.25
8# Production building		7239.94	Concrete frame structure	4			25509720	18.12.20	20.1.5
9# Garbage room		53.04	Concrete frame structure	1			259732	19.6.30	19.11.5
10#Guard room 1		100	Concrete frame structure	1			1298065	19.6.30	19.11.5
Outdoor Project							36486905	19.8.26	20..2.5

114

Attachment 2:

Engineering Quality Warranty

Employer (full name): Tianjin Dairui Technology Co., Ltd.

Contractor (full name): Zhejiang Dajing Construction Group Co., Ltd

According to the "Building Law of the People's Republic of China" and the "Regulations on the Quality Management of Construction Projects", the Employer and the Contractor signed a project quality warranty for the construction of an annual output of 14.4 million garments (the full name of the project) by Tianjin Dairui Technology Co., Ltd. .

I Scope and content of the engineering quality warranty

Under the quality warranty period, the contractor shall bear the responsibility for the project quality warranty in accordance with the relevant legal provisions and contractual agreements.

The scope of quality warranty includes foundation engineering, main structural engineering, roofing waterproofing engineering, bathroom with waterproof requirements, leakage prevention of room and exterior wall, heating and cooling system, electrical pipeline, water supply and drainage pipeline, equipment installation and decoration and other projects agreed by both parties. The contents of the specific warranty are as follows:

Executed in accordance with design documents and relevant national and local standards

II Quality warranty period

According to the "Regulations on Quality Management of Construction Projects" and related regulations, the quality warranty period of the project is as follows:

1. The ground-based engineering and main structural engineering are the reasonable years of use of the project as specified in the design documents;

2. The roof waterproofing project, the waterproofing requirements of the bathroom, the room and the external wall are impervious for 5 years;

115

3. The decoration project is 2 years;

4. The installation of electrical pipelines, water supply and drainage pipelines and equipment is 2 years;

5. The heating and cooling system is 2 heating periods and cooling periods;

6. The supporting works for water supply and drainage facilities and roads in residential quarters are 2 years;

7. Other project warranty terms are as follows:

Execute according to national and local regulations.

The quality warranty period shall be calculated from the date of acceptance of the project completion acceptance.

III Defect liability period

The liability period of the engineering defect is 24 months, and the defect liability period is calculated from the date when the project passes the completion acceptance. The unit project shall be checked and accepted before all the projects, and the liability period of the unit project shall be counted from the date of acceptance of the unit project.

After the termination of the defect liability period, the Employer shall refund the remaining quality deposit.

IV Responsibility for quality warranty

1. For items that fall within the scope and content of the warranty, the Contractor shall send a warranty within 7 days from the date of receipt of the warranty notice. If the Contractor does not pay the warranty within the agreed time limit, the Employer may entrust others to repair it.

2. If an emergency needs to be repaired, the contractor shall arrive at the scene of the accident immediately after receiving the notice of the accident.

116

3. For quality problems involving structural safety, according to the Regulations on Quality Management of Construction Projects, local construction administrative departments and relevant departments shall be immediately reported to take safety precautions. At the same time, the original designer or designer with corresponding qualification level shall put forward the warranty scheme, and the Contractor shall implement the warranty.

4. After the quality warranty is completed, the Employer will organize the acceptance.

V Warranty fee

The cost of warranty shall be borne by the party responsible for the quality defect.

VI Other engineering quality warranty items agreed by both parties: The Contractor provides a warranty guarantee letter of 3% of the total settlement price of the project issued by the bank. Within 14 days from the date of completion of the quality warranty period, the Employer shall return the warranty guarantee letter to the Contractor.

The project quality warranty shall be signed by the Contractor and the Employer before the completion of the project, as an attachment to the construction contract, and the validity period will expire until the warranty expires.

Employer (seal): /s/ Seal of Tianjin Dairui Technology Co., Ltd.	Contractor (seal): /s/ Seal of Zhejiang Dajing Construction Group Co., Ltd.
Address: East side of Guda Road, Jingbin Industrial Park, Wuqing District, Tianjin	Address: No. 8 Dongfang Avenue, Linhai City, Zhejiang Province
Legal representative (Signature): Chen Ou	Legal representative (Signature): Feng Jinrong
Authorized Agent (Signature): Xing Wei	Authorized Agent (Signature):
/s/ Seal of Ou Chen	/s/ Seal of Jinrong Feng
Telephone number: * * *	Telephone number: 0576-85382222
Fax:	Fax: 0576-85382200
E-mail: weix@jumei.com	E-mail: djzhenhai@163.com
Bank of deposit: China Construction Bank Co., Ltd. Beijing Life Park Sub-branch	Bank of deposit: Linhai Branch of China Construction Bank
Account number: * * *	Account number: * * *
Postal code:	Postal code: 317000

117